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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

LIBERTY PROPERTY TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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LIBERTY PROPERTY TRUST
650 East Swedesford Road
Wayne, Pennsylvania 19087

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held May 29, 2019

        The 2019 ANNUAL MEETING of the shareholders of Liberty Property Trust, a Maryland real estate investment trust (the "Trust" or the "Company"), will be held at The Logan Hotel, One Logan Square, Philadelphia, PA 19103 on May 29, 2019 at 10:00 a.m., local time, for the following purposes:

  1.
  To elect ten trustees to hold office until the Annual Meeting of Shareholders to be held in 2020 and until their successors are duly elected and qualified;

  2.
  To hold an advisory vote to approve the compensation of the Trust's named executive officers;

  3.
  To ratify the selection of Ernst & Young LLP as the Trust's independent registered public accounting firm for 2019; and

  4.
  To transact such other business as may properly come before the meeting.

        The Board of Trustees of the Trust has fixed the close of business on April 18, 2019 as the record date for the meeting. Only shareholders of record at the close of business on that date are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

        Proxies are being solicited by the Board of Trustees of the Trust. Reference is made to the Proxy Statement included in our proxy materials for further information with respect to the business to be transacted at the meeting.

        By Order of the Board of Trustees,

Herman C. Fala
 Secretary

Wayne, Pennsylvania
April 26, 2019

Please Complete and Return Your Signed Proxy Card

        Please complete and promptly return your proxy in the manner provided. Doing so will not prevent you from voting in person at the meeting. It will, however, help to assure a quorum and to avoid added proxy solicitation costs.

LIBERTY PROPERTY TRUST
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 29, 2019

GENERAL INFORMATION

        This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Trustees (the "Board of Trustees" or the "Board") of Liberty Property Trust, a Maryland real estate investment trust (the "Trust" or the "Company"), for use at the Trust's 2019 Annual Meeting of Shareholders (the "Meeting") to be held at The Logan Hotel, One Logan Square, Philadelphia, PA 19103, on May 29, 2019 at 10:00 a.m., local time, and any adjournment or postponement thereof, for the purposes set forth in the foregoing notice and more fully discussed herein. Only shareholders of record at the close of business on April 18, 2019 (the "Record Date") shall be entitled to notice of and to vote at the Meeting. This proxy statement, the foregoing notice and the enclosed proxy are first being mailed to our shareholders on or about April 26, 2019.

        If the enclosed proxy is properly executed and received by the Trust prior to voting at the Meeting, the common shares of beneficial interest, $0.001 par value per share, of the Trust (the "common shares") represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, the common shares represented by the enclosed proxy will be voted FOR the nominees of the Board of Trustees in the election of trustees, FOR approval of the advisory vote to approve the compensation of the Trust's named executive officers, and FOR ratification of the selection of Ernst & Young LLP as the Trust's independent registered public accounting firm for 2019. Management does not intend to bring any matter before the Meeting other than as indicated in the notice and does not know of anyone else who intends to do so. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

        Any proxy may be revoked at any time prior to its exercise by notifying the Secretary of the Trust in writing prior to the time of the Meeting, by delivering a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

        On the Record Date, the Trust had 148,276,283 common shares outstanding and entitled to vote at the Meeting. Each holder of common shares is entitled to one vote per share held of record by such holder on the Record Date. There must be present at the Meeting in person or by proxy shareholders entitled to cast a majority of all the votes entitled to be cast to constitute a quorum for the Meeting. Common shares represented at the Meeting in person or by proxy but not voted on one or more proposals will be included in determining the presence of a quorum, but will not be considered cast on any proposal on which they were not voted. Thus, abstentions and broker "non-votes" are deemed to be present at the Meeting for the purpose of determining whether a quorum is constituted, but are not deemed to be votes cast at the Meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner.

        Abstentions and broker "non-votes" will affect each of the proposals described in this proxy as follows:

  •
  On the proposal to elect ten trustees to hold office until the Annual Meeting of Shareholders to be held in 2020 and until their successors are duly elected and qualified, the vote of a majority of all the votes cast at the Meeting is necessary to elect a trustee. Neither abstentions nor broker non-votes will be counted as votes cast, and therefore, assuming a quorum is achieved, will have no effect on the results of the vote with respect to this proposal.

  •
  With respect to the advisory vote to approve the compensation of the Trust's named executive officers, passage of the proposal requires that the number of votes FOR approval of named executive officer compensation must exceed the number of votes AGAINST approval. Neither abstentions nor broker non-votes will be counted as votes cast, and therefore will have no effect on the results of the vote with respect to this proposal. This vote is advisory and is not binding on the Trust or the Board. However, our Board and our Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our shareholders' concerns and the Board will evaluate any appropriate next steps.

  •
  With respect to the proposal to ratify the selection of Ernst & Young LLP as the Trust's independent registered public accounting firm for 2019, passage of the proposal requires the vote of a majority of all the votes cast at the Meeting. Neither abstentions nor broker non-votes will be counted as votes cast, and therefore, assuming a quorum is achieved, will have no effect on the results of the vote with respect to this proposal.

        A majority of all votes cast in an election for trustees means that the number of shares voted "for" a nominee for trustee must exceed the number of votes cast as "withheld" from that nominee. In addition, the Trust's corporate governance guidelines provide that if a nominee for trustee who already serves as a trustee is not elected by a majority of the votes cast, the trustee will offer to tender his or her resignation to the Board of Trustees. The Corporate Governance and Nominating Committee of the Board of Trustees will then make a recommendation to the Board of Trustees on whether to accept or reject such resignation, or whether other action should be taken. The Board of Trustees will act on the Corporate Governance and Nominating Committee's recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. Any such trustee who tenders his or her resignation will not participate in the Board of Trustee's decision. There is no cumulative voting in the election of trustees.

        A majority of the votes cast at the Meeting shall be sufficient to approve any other matter that may properly come before the Meeting, unless more than a majority of the votes cast is required by the Declaration of Trust or applicable law.

Important Notice Regarding the Availability of
Proxy Materials for the Annual Meeting of Shareholders to be Held on May 29, 2019

        This proxy statement and our 2018 annual report to shareholders are available at www.libertyproperty.com in the "Investors" section.

        If you have any questions or require any assistance with voting your shares, please contact Innisfree M&A Incorporated, our proxy solicitor, toll-free at (888) 750-5834. Banks and brokers may call collect at (212) 750-5833.

INNISFREE M&A INCORPORATED
501 Madison Avenue, 20th Floor
New York, NY 10022
 Stockholders May Call Toll-Free: (888) 750-5834 (from the United States and Canada)
Banks and Brokers May Call Collect: (212) 750-5833

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information, as of April 18, 2019 (except as indicated below), regarding the beneficial ownership, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of common shares by each trustee who served during 2018, each nominee for election as trustee, each current executive officer listed in the Summary Compensation Table appearing on page 30, all trustees and executive officers as a group, and each person who is known to the Trust to be the beneficial owner of more than five percent of the outstanding common shares. Each person named in the table below has sole voting and investment power with respect to the common shares listed opposite such person's name, except as otherwise noted.

Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class
William P. Hankowsky	1,045,698	(1)	*
Christopher J. Papa	34,484		*
Herman C. Fala	153,428	(2)	*
Michael T. Hagan	353,410	(3)	*
Frederick F. Buchholz	84,774	(4)	*
Thomas C. DeLoach, Jr.	89,562	(5)	*
Katherine E. Dietze	40,100	(6)	*
Antonio F. Fernandez	12,064		*
Daniel P. Garton	57,361	(7)	*
Robert G. Gifford	4,481		*
M. Leanne Lachman	69,642	(8)	*
David L. Lingerfelt	53,095	(9)	*
Marguerite M. Nader	5,581		*
Lawrence D. Raiman	1,573		*
Fredric J. Tomczyk	17,064		*
The Vanguard Group Inc.	21,775,494	(10)	14.7%
BlackRock, Inc.	20,474,937	(11)	13.8%
State Street Corporation	8,050,933	(12)	5.4%
All trustees and executive officers as a group (15 persons)	2,022,317	(13)	1.4%

*
Represents less than one percent of class.

(1)
Includes 577,580 common shares subject to options exercisable as of, or that will become exercisable within 60 days after, April 18, 2019. Includes 61,998 shares held in trust for family members.

(2)
Includes 85,597 common shares subject to options exercisable as of, or that will become exercisable within 60 days after, April 18, 2019.

(3)
Includes 169,693 common shares subject to options exercisable as of, or that will become exercisable within 60 days after, April 18, 2019, and 14,491 common shares issuable upon exchange of units of limited partnership interest ("Units") of Liberty Property Limited Partnership, a Pennsylvania limited partnership (the "Operating Partnership") which, as of December 31, 2018, was 97.7% owned by the Trust.

(4)
Includes 28,500 common shares subject to options exercisable as of, or that will become exercisable within 60 days after, April 18, 2019. Mr. Buchholz retired from the Board at the 2018 Annual Meeting of Shareholders.

(5)
Includes 28,500 common shares subject to options exercisable as of, or that will become exercisable within 60 days after, April 18, 2019.

(6)
Includes 23,500 common shares subject to options exercisable as of, or that will become exercisable within 60 days after, April 18, 2019.

(7)
Includes 33,500 common shares subject to options exercisable as of, or that will become exercisable within 60 days after, April 18, 2019.

(8)
Includes 18,000 common shares subject to options exercisable as of, or that will become exercisable within 60 days after, April 18, 2019. Ms. Lachman retired from the Board at the 2018 Annual Meeting of Shareholders.

(9)
Includes 30,674 common shares issuable upon exchange of Units.

(10)
The Vanguard Group, Inc. ("Vanguard") has sole and shared voting power over 232,157 and 213,948 common shares, respectively, and sole and shared dispositive power over 21,461,056 and 314,438 common shares, respectively. Of the 21,461,056 shares over which Vanguard has sole dispositive power, Vanguard Specialized Funds—Vanguard REIT Index Fund ("REIT Index Fund") has sole voting power over 7,030,816 shares. This information is based solely on a review of amendments to Schedule 13G filed by Vanguard and REIT Index Fund with the Securities and Exchange Commission on February 12, 2019, and January 31, 2019, respectively. The address of both Vanguard and REIT Index Fund is 100 Vanguard Boulevard, Malvern, PA 19355.

(11)
BlackRock, Inc. and certain of its affiliates (collectively, "BlackRock") have sole voting power and sole dispositive power over 18,971,684 and 20,474,937 common shares, respectively. This information is based solely on a review of an amendment to Schedule 13G filed by BlackRock with the Securities and Exchange Commission on January 31, 2019. BlackRock's address is 55 East 52nd Street, New York, NY 10055.

(12)
State Street Corporation and certain of its affiliates (collectively, "State Street") have shared voting power and dispositive power over 7,224,941 and 8,050,933 common shares, respectively. This information is based solely on a review of a Schedule 13G filed by State Street with the Securities and Exchange Commission on February 14, 2019, State Street's address is State Street Financial Center, One Lincoln Street, Boston, MA 02111.

(13)
Includes 964,870 common shares subject to options exercisable as of, or that will become exercisable within 60 days after, April 18, 2019, and 45,165 common shares issuable upon exchange of Units.

 PROPOSAL 1—ELECTION OF TRUSTEES

        The ten trustees whose biographies appear below have been nominated for election at the Meeting to serve until the Annual Meeting of Shareholders to be held in 2020 and until their successors are duly elected and qualified. Each of the nominees for election as trustee currently serves as a trustee of the Trust.

        A proxy signed in the enclosed form will be voted FOR the election of the nominees named below, unless a contrary instruction is given.

        Management and the Board believe that each of the nominees is willing and able to serve the Trust as trustee. If any nominee at the time of election is unable or unwilling to serve or is otherwise unavailable for election, and as a consequence thereof other nominees are designated, the persons named in the proxy or their substitutes will have the discretion and authority to vote or to refrain from voting for other nominees in accordance with their judgment.

        Management and the Board also believe that our Trustees are experienced, talented and highly engaged business leaders representing a broad diversity of backgrounds, point of views, skill sets and geography suitable to our national real estate business.

        The following is a brief description of the nominees for election as trustee of the Trust. The descriptions for the trustees set forth the experience, qualifications, attributes and skills that have led the Board to conclude that these nominees should serve as trustees of the Trust.

Recommendation and Required Vote

        The Board of Trustees recommends a vote FOR the election of each nominee. Assuming a quorum is present at the Meeting, a majority of all the votes cast at the Meeting shall be sufficient to elect a trustee.

Nominations for Election as Trustees

        Thomas C. DeLoach, Jr., age 71, has served as a trustee of the Trust since May 1999. Beginning in 1998, Mr. DeLoach served as an Executive Vice President of Mobil Oil Corporation and the President of Global Midstream, both wholly owned subsidiaries of Mobil Corporation (now Exxon Mobil Corporation), a global energy company, prior to his retirement in March 2000. He had joined Mobil Corporation in 1969 as a chemical engineer and advanced through various positions in manufacturing, marketing, planning and supply. From December 1994 until his election as President of Global Midstream, Mr. DeLoach served as Chief Financial Officer and Senior Vice President of Mobil Corporation and Mobil Oil Corporation. From 1991 until his retirement in 2000, he served as a director of Mobil Oil Corporation. He was a partner in Penske Racing, LLC from 2000 until 2002 and has been the Managing Partner of PIT Instruction & Training, LLC since 2003 and was the Managing Partner of Red Horse Racing II, LLC from 2005 to 2017. Mr. DeLoach is also a member of the Board of Directors of Asbury Automotive Group (NYSE: ABG), and serves on its Audit, Compensation and Risk Committees, and previously served as its Non-Executive Chairman.

        Mr. DeLoach's experience in various senior positions at a major American corporation with highly sophisticated processes and procedures in a capital intensive industry has given Mr. DeLoach strong insights which enable him to contribute to the Trust in a variety of areas, including in finance, human resources and internal operations. Mr. DeLoach's membership on the board of another public company also enables him to share best practices observed from his other experiences.

        Katherine E. Dietze, age 61, has served as a trustee of the Trust since January 2011. Ms. Dietze was Global Chief Operating Officer, Investment Banking Division of Credit Suisse First Boston, a financial services company, until her retirement in 2005. She had also held the position of Managing

Director, Investment Banking. Prior to joining Credit Suisse First Boston, Ms. Dietze was a Managing Director for Salomon Brothers Inc., a financial services company. Ms. Dietze brings a strong background in global investment and financial matters. Ms. Dietze serves on two other public company boards, Cowen Group, Inc. (NASDAQ: COWN), where she serves as Chair of the Audit Committee and as a member of the Compensation Committee and the Governance Committee, and Matthews International Corporation (NASDAQ: MATW) where she serves as Chair of the Finance Committee and a member of the Governance Committee.

        With her strong background in investment banking, Ms. Dietze provides a unique and valuable perspective on global financial markets, investments and financial transactions. Ms. Dietze's membership on the boards of other public companies also enables her to share best practices observed from her other experiences.

        Antonio F. Fernandez, age 59, has served as a trustee of the Trust since November 2014. Mr. Fernandez is President of AFF Advisors, LLC, an independent consulting firm specializing in all aspects of supply chain, and also serves as Senior Advisor to the Operations/Supply Chain Management practice of McKinsey & Company. Until 2016, Mr. Fernandez was executive vice president and chief supply chain officer at Pinnacle Foods, Inc. (NYSE: PF), where he had overall corporate responsibility for the end-to-end supply chain, including procurement, manufacturing, customer service, warehousing and distribution. He also was responsible for Pinnacle's food quality and safety programs. Prior to joining Pinnacle in 2011, he had been senior vice president of global supply chain strategy at Kraft Foods Inc., following Kraft's acquisition of Cadbury, plc. Mr. Fernandez had previously been with Cadbury from 1998 to 2010 in a series of senior management positions, including chief supply chain officer. His early career included positions in manufacturing, procurement, engineering and consulting with Procter & Gamble Co., and PepsiCo, Inc. In addition to Liberty Property Trust, Mr. Fernandez is on the Board of Trustees of Lafayette College and the Board of Directors of Collier Creek Holdings (NYSE: CCH), a special purpose acquisition company created for the purpose of acquiring and operating companies in the consumer goods and related sectors.

        Mr. Fernandez's experience in various senior positions in management, operations, supply chain and customer service at major American companies furnishes him with unique qualifications to contribute to the Trust as a Board member, particularly in view of the Trust's significant investments in industrial distribution facilities. Mr. Fernandez's membership on the board of another public company and his consulting firm experience also enable him to share best practices observed from his other experiences.

        Daniel P. Garton, age 61, has served as a trustee of the Trust since December 2001 and as the Trust's Lead Independent Trustee since that position was established in March 2014. Prior to his retirement in January 2014, Mr. Garton served as President and Chief Executive Officer of American Eagle Airlines, one of the world's largest regional airlines, beginning in June 2010. AMR Corporation is the parent company of American Eagle and American Airlines. Prior to joining American Eagle, Mr. Garton served as Executive Vice President-Marketing of AMR Corporation's American Airlines unit. In that position, he oversaw American Airlines' activities with respect to reservations, flight service, sales, its travel awards program, advertising and corporate communications. Previously, Mr. Garton served as Senior Vice President and then Executive Vice President of American Airlines Customer Service beginning September 1998. He served as President of American Eagle Airlines for three-years beginning in July 1995. Mr. Garton joined AMR Corporation in 1984 as an analyst in the finance department and advanced through various positions to the office of Vice President-Financial Planning and Analysis in 1992. He left AMR Corporation in 1993 to become Senior Vice President and Chief Financial Officer of Continental Airlines. He returned to AMR Corporation two years later when he assumed the presidency of American Eagle Airlines. AMR Corporation filed for Chapter 11 bankruptcy protection in November 2011. In February 2013, AMR Corporation and US Airways Group agreed to merge and created the world's largest airline. Mr. Garton is also a member of the Board of

Directors of Triumph Group, Inc. (NYSE: TGI), and serves on its Audit, Compensation and Management Development and Nominating and Corporate Governance Committees.

        Mr. Garton's extensive experience in customer service, operations, finance and financial markets in a major American corporation with highly sophisticated processes and procedures enables him to make valuable contributions to the Trust as a Board member. Mr. Garton's membership on the board of another public company also enables him to share best practices observed from his other experiences.

        Robert G. Gifford, age 62, has served as trustee of the Trust since February 2018. From 2009 until 2016 Mr. Gifford served as President and Chief Executive Officer of AIG Global Real Estate Investment Corporation. Prior to his time with AIG, Mr. Gifford was employed with AEW Capital Management, L.P., from 1986 to 2008, serving for 16 years as a Principal and playing a leadership role in portfolio management and investments. Mr. Gifford currently serves on the Board of Lehman Brothers Holdings, Inc. He is also on the Board of Retail Properties of America, Inc. (NYSE: RPAI), where he serves on the Nominating and Corporate Governance and Audit Committees. Mr. Gifford is also on the Advisory Boards of Aspen Heights Partners, a privately held student housing and multifamily developer, Milhaus, a privately held multi-family and mixed use developer and Collier Enterprises, a manager of businesses engaged in real estate investment and development, agriculture and private equity investments.

        Mr. Gifford is able to bring insight to the Board through his varied experiences serving as a leader in investment management and real estate development and finance. The depth and range of Mr. Gifford's experience in the real estate industry, including his responsibilities over financial reporting, asset management, portfolio restructuring, and investment oversight, enable him to be a key advisor to the Trust. Mr. Gifford's membership on the board of another public company and the advisory boards of private real estate companies also enables him to share best practices observed from his other experiences.

        William P. Hankowsky, age 68, has served as a trustee of the Trust since May 2003. Mr. Hankowsky joined the Trust on January 1, 2001 as Executive Vice President and Chief Investment Officer and was promoted to the position of President on March 12, 2002. Mr. Hankowsky became the Chief Executive Officer of the Trust on January 21, 2003 and Chairman on June 10, 2003. Prior to joining the Trust, Mr. Hankowsky served as President of the Philadelphia Industrial Development Corporation ("PIDC") from 1989 through 2000. In this capacity he oversaw the City of Philadelphia's economic development agency. Prior to that time, he served as an executive with a variety of economic development projects and agencies. Mr. Hankowsky currently serves on the boards of Citizens Financial Group, Inc. (NYSE: CFG), Philadelphia Shipyard Development Corporation, Delaware River Waterfront Corporation, Pennsylvania Academy of Fine Arts, Greater Philadelphia Chamber of Commerce, the Philadelphia Convention and Visitors Bureau, and United Way of Greater Philadelphia and Southern New Jersey. He also serves on the board of Aqua America, Inc. (NYSE: WTR), which board service will end on May 1, 2019.

        Mr. Hankowsky's executive experience and economic development background provide compelling attributes which have contributed to his leadership of the Trust. His leadership role in both the not-for-profit world and the public company arena has provided him with valuable opportunities to interact with government and business leaders in market segments of importance to the Trust. As a result of these opportunities, Mr. Hankowsky is well equipped to lead the Trust in its dealings with the business community and the public sector.

        David L. Lingerfelt, age 66, has served as a trustee of the Trust since May 1995. Since December 2017, Mr. Lingerfelt is a partner in the law firm of Vertical Vision, PLC. Prior to that he was a partner in the law firm of Setliff & Holland and a shareholder in the law firm of Parker, Pollard, Wilton & Peaden, P.C., in Richmond, Virginia. Mr. Lingerfelt's law practice focuses on commercial real estate and taxation. Mr. Lingerfelt also has extensive professional experience in the structuring and consummation of tax-deferred real estate exchanges and tax-advantaged asset sales.

        Mr. Lingerfelt's training as an attorney, together with his experience as a commercial lawyer with significant experience in real estate and tax practice areas, has allowed Mr. Lingerfelt to provide significant insights to the Trust in his capacity as a Board member.

        Marguerite M. Nader, age 50, has served as a trustee of the Trust since June 2017. Currently, Ms. Nader is the President and Chief Executive Officer of Equity LifeStyle Properties, Inc. ("Equity LifeStyle") (NYSE: ELS), a leading real estate investment company specializing in RV resorts, campgrounds and manufactured home communities, and has served in these roles since 2012 and 2013, respectively. Since 1993, Ms. Nader has held various positions at Equity Lifestyle, including in asset management, new business development and marketing, and has served on its board of directors since 2013. Prior to being appointed chief executive officer, she served as its chief financial officer. Ms. Nader's leadership positions have also extended to serving on the Board of Governors of National Association of Real Estate Investment Trusts ("NAREIT") since 2013.

        Ms. Nader's extensive professional experience in the real estate industry, serving as a chief financial officer and chief executive officer of a nationally recognized, publicly held REIT, enables her to provide valuable contributions to the Trust. She has also brought to the Board an invaluable understanding of financial reporting, public markets, real estate investments and the operation of a public company.

        Lawrence D. Raiman, age 58, was elected as a trustee of the Trust on April 10, 2019. Mr. Raiman is Managing Principal, Chief Executive Officer and Portfolio Manager of LDR Capital Management, an asset management firm that manages a number of strategies focused on real estate and preferred securities on behalf of institutions and high net worth investors. Before founding LDR Capital Management in 2011, Mr. Raiman was Managing Director at Credit Suisse Group, and also ran the firm's Global Real Estate Securities business, managing $2.6 billion on behalf of investors. Prior to this he was the head of real estate and REIT securities research at Credit Suisse, and earlier in his career, Mr. Raiman had been a top-rated REIT industry analyst with Donaldson, Lufkin & Jenrette and PaineWebber. He is a certified public accountant and a member of the National Association of Real Estate Investment Trusts, the International Council of Shopping Centers, and the Urban Land Institute.

        As a respected real estate professional with almost thirty years of leadership and investment and analytical experience in the REIT sector, Mr. Raiman brings to the Board substantial expertise and perspective as a real estate investor, which will be invaluable as the Trust seeks to exploit the opportunities afforded by the current industrial markets and the Trust's repositioned industrial platform.

        Fredric J. Tomczyk, age 63, has served as a trustee of the Trust since November 2014. Until his retirement in 2016 Mr. Tomczyk was president and chief executive officer of TD Ameritrade Holding Corporation ("TD Ameritrade") (NYSE: AMTD). He had served as president and chief executive officer of TD Ameritrade since October 2008. He previously served as a member of TD Ameritrade's board of directors from January 2006 until June 2007, when he accepted the role of chief operating officer at TD Ameritrade, responsible for all operations, technology, retail sales functions and the independent registered investment advisor channel. He remained in that role until he became president and chief executive officer and re-joined the board of directors in October 2008. Mr. Tomczyk previously served as the vice chair of corporate operations for TD Bank Group ("TD"), as executive vice president of retail distribution for TD Canada Trust (a wholly-owned subsidiary of TD), and as executive vice president and later as president and chief executive officer of wealth management for TD Bank. Prior to joining TD Bank in 1999, he was president and chief executive officer of London Life.

        Mr. Tomczyk's extensive experience in banking, management, finance and financial markets at major financial institutions, as well as his experience on the Board of TD Ameritrade, enables him to make valuable contributions to the Trust as a Board member and as Chair of the Audit Committee.

Additional Executive Officers

        Herman C. Fala, age 69, has served as Secretary and General Counsel of the Trust since January 2014, with principal responsibility for the Trust's legal function. Mr. Fala joined the Trust from the law firm of Cozen O'Connor, where he chaired the Real Estate Practice Group and served on the firm's Board of Directors from April 2009. Prior to joining Cozen O'Connor, Mr. Fala was a partner at the law firm of Wolf Block LLP from 1982 to April 2009, where he chaired the Real Estate practice for 10 years.

        Michael T. Hagan, age 61, has served as Chief Investment Officer of the Trust since May 2005. In 2011, Mr. Hagan assumed the additional title of Executive Vice President. Mr. Hagan joined the Trust in 1989. Prior to his appointment as Chief Investment Officer he served the Trust in a number of capacities, including as Senior Vice President—Acquisitions. Prior to joining the Trust, Mr. Hagan served in a variety of accounting positions.

        Christopher J. Papa, age 53, has served as Executive Vice President and Chief Financial Officer of the Trust since June 1, 2016. Prior to joining the Trust, Mr. Papa served as Executive Vice President and Chief Financial Officer of Post Properties, Inc. (an NYSE-listed multi-family residential REIT subsequently acquired by Mid-America Apartment Communities), having served in that capacity since December 2003. Prior to joining Post Properties, Inc., he was an audit partner at BDO Seidman, LLP from June 2003 to November 2003, the Chief Financial Officer at Plast-O-Matic Valves, Inc., a privately-held company, from June 2002 to June 2003, and until June 2002, an audit partner at Arthur Andersen LLP where he was employed for over 10 years and held several positions before being promoted to audit partner in 2000. Mr. Papa is a Certified Public Accountant.

CORPORATE GOVERNANCE

Board and Governance Highlights

        The table below summarizes certain key features of our Board and our governance policies:

Number of Trustees	10		Shareholder Rights Plan	No
Number of Independent Trustees	9		Staggered Board	No
Average Age of Independent Trustees	61		Majority Vote to Elect Trustees	Yes
Percent Women Trustees	20%		Shareholders' Right to Amend Bylaws	Yes
Lead Independent Trustee	Yes		Annual In-depth Strategy Session	Yes
Number of Board Meetings 2018	12	(1)	Frequent Board Education Topics	Yes
Total Meetings of Board Committees 2018	22	(1)	Executive Sessions of Independent Trustees	Yes
Trustee Share Ownership Requirement (as multiple of annual stipend)	6X		Annual Regional Meeting and Property Tours	Yes
Trustee Election Term (years)	1		Sustainability Focus	Yes
Annual Board/Trustee Evaluations	Yes		Hedging/Pledging Permitted	No
Trustee Age Limits	Yes

(1)
In person or by teleconference

Board Leadership Structure

        The Board, guided by the Corporate Governance and Nominating Committee, periodically monitors best practices in corporate governance, and as appropriate, considers and implements changes to the Trust's governance structure in order to reflect these best practices.

        Since the Trust's inception, it has had a board leadership structure under which the Chief Executive Officer also serves as Chairman of the Board. The Trust believes that it has been well-served by this structure and that the structure facilitates strong, clear and cohesive leadership, with a single person setting the tone and having the ultimate responsibility for all of the Trust's operating and strategic functions, thus providing unified leadership and direction for the Board and executive management.

        Currently, Mr. Hankowsky serves in these dual capacities, as he has since June 2003, when he was named Chairman in addition to his role as Chief Executive Officer, which he has held since January 2003. While the Board does not believe that the roles of Chairman and Chief Executive Officer must always be combined, and reserves the right to reconsider the issue as it deems appropriate, it intends to continue the current arrangement for the foreseeable future.

        Since 2014, Trustee Daniel P. Garton has served as Lead Independent Trustee of the Board. The Board believes that a Lead Independent Trustee helps to facilitate active and effective oversight by the independent trustees of the Trust's operations and strategic initiatives, including the risks that may be attendant thereto. As set forth in the Trust's corporate governance guidelines, the specific responsibilities of the Lead Independent Trustee include:

  •
  to serve as liaison between the Chairman and the independent trustees;

  •
  to preside at all meetings at which the Chairman is not present including executive sessions of the non-employee trustees and apprise the Chairman of the issues considered;

  •
  to approve Board meeting agendas and, in consultation with the Chairman and the non-employee trustees, approve Board meeting schedules to ensure there is sufficient time for discussion of all agenda items;

  •
  to approve the type and facilitate the timely dissemination of information to be provided to trustees for Board meetings;

  •
  to be available for consultation and direct communication with the Company's shareholders on behalf of the non-employee trustees;

  •
  to have the authority to call meetings of the non-employee trustees and set the agenda for any such meeting;

  •
  in the event of the death or incapacity of the Chairman, to become the acting Chairman until a new Chairman is selected by the Board; and

  •
  to perform such other duties as the Board may from time to time designate.

        Our Board is comprised of nine independent trustees and Mr. Hankowsky. Each of the trustees is a sophisticated and seasoned business person experienced in board processes and knowledgeable regarding matters of corporate governance, and has substantial leadership experience in his or her field. For additional information about the backgrounds and qualifications of our directors, see "Proposal 1—Election of Trustees and Continuing Trustees."

Board Succession

        Although the Board is of the view that trustees with longstanding tenure on the Board provide significant benefits by way of their continuity, institutional memory and experience with the business and operations of the Trust, the Board also is committed to bringing new trustees on to the Board from time to time as a way of introducing new ideas and perspectives and filling anticipated Board succession needs. As evidence of this commitment, the Board has elected five new trustees between 2014 and 2019.

        Upon a trustee's attainment of the age of 72 and upon each subsequent anniversary of the trustee's date of birth, the trustee must offer not to stand for re-election to the Board at the next Annual Meeting.

Independence of Trustees

        The Board has conducted a review of the independence of the trustees under the standards for independence established by the New York Stock Exchange. During this review, the Board considered any transactions and relationships between a trustee or member of that trustee's immediate family and the Trust and its subsidiaries and affiliates. The Board also examined any transactions and relationships between trustees or their affiliates and members of the Trust's senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the trustee is independent. Taking into account the review, the Board has determined that each of the trustees, other than Mr. Hankowsky, meets these standards, and is independent.

        In connection with the Board's annual affirmative determination as to the independence of the members of the Board, the Board considered the following matter: Trustee Fredric J. Tomczyk was, until his retirement on September 30, 2016, the President and CEO of TD Ameritrade Holdings Corporation. TD Bank, which owns 41% of TD Ameritrade Holdings Corporation, is one of the 14 participant lenders in Liberty's unsecured credit facilities (including the revolving line of credit and delayed-draw term loan). Mr. Tomczyk is not an officer or director of TD Bank and is not involved in its management or in its lending decisions. The Committee determined that the above circumstances do not cause Mr. Tomczyk to fail any of the tests for independence as set forth in Rule 303A.02(b) of the New York Stock Exchange Listed Company Manual, and they did not constitute a material relationship.

Code of Conduct

        The Trust has a code of conduct for all its employees, including its chief executive officer and senior financial officers, including the Trust's principal financial officer and our principal accounting officer within the meaning of the Securities and Exchange Commission regulations adopted under the Sarbanes-Oxley Act of 2002. The code of conduct is posted under the "Investors" section of the Trust's web site at www.libertyproperty.com.

        In addition, shareholders may request a copy of the code of conduct by directing a written request to the Vice President of Investor Relations at the address of the Trust appearing on the Notice of Annual Meeting that accompanies this proxy statement.

Communications with Shareholders

        The Trust provides the opportunity for shareholders to communicate with the members of the Board. In this regard, the Board of Trustees has also adopted a process by which shareholders and other interested parties may communicate with the independent trustees or the chairperson of any of the committees of the Board of Trustees by e-mail or regular mail. Communications by e-mail should be sent to hfala@libertyproperty.com. Communications by regular mail should be sent to the attention of the Chairperson, Audit Committee; Chairperson, Compensation Committee; or Chairperson, Corporate Governance and Nominating Committee; or to the independent trustees as a group to the Lead Independent Trustee, c/o the Secretary of the Trust at the address appearing on the notice accompanying this proxy statement.

        All communications received in accordance with this process will be reviewed by the Trust's management to determine whether the communication requires immediate action. Management will pass on all communications received, or a summary of such communications, to the appropriate trustee or trustees. However, management reserves the right, with the concurrence of the Lead Independent Trustee, to disregard any communication that it determines to be unduly hostile, threatening, illegal, not reasonably related to the Trust or its business, or to be otherwise inappropriate, and has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

Shareholder Nominations for Trustees

        Shareholder nominations for election to the Board of Trustees must be sent to the attention of the Secretary of the Trust at the address appearing on the notice accompanying this proxy statement, must describe the nominee's qualifications and must be accompanied by the nominee's written statement of willingness and affirmative desire to serve representing the interest of all shareholders. Shareholders may also make nominations directly by following the procedure specified in the Trust's By-laws.

        Nominees proposed by shareholders will be considered using the same criteria and in the same manner utilized by the Corporate Governance and Nominating Committee of the Board of Trustees in considering all nominees for election to the Board. See "Committees of the Board of Trustees—Corporate Governance and Nominating Committee."

Meetings of Non-Management and Independent Trustees

        The Board conducts scheduled executive sessions of the Board of Trustees, attended by only the independent trustees, for each Board meeting. The Lead Independent Trustee presides over these sessions.

Committees of the Board of Trustees

        Audit Committee.    The Board's Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Exchange Act, provides assistance to the trustees in fulfilling their responsibility to the shareholders and investment community relating to corporate accounting and the quality and integrity of financial reports of the Trust. All members of the Audit Committee are independent, as independence is defined by the applicable listing standards of the New York Stock Exchange.

Members—Audit Committee	Independent?	"Audit Committee Financial Expert" Per SEC Definition
Fredric J. Tomczyk, Chair	Yes	Yes
Daniel P. Garton, ex officio	Yes	Yes
Thomas C. DeLoach, Jr.	Yes	Yes
Katherine E. Dietze	Yes	Yes
Robert G. Gifford	Yes
David L. Lingerfelt	Yes

        The Audit Committee met eleven (11) times, including six (6) times by teleconference, during the last fiscal year. See "Report of the Audit Committee."

        Compensation Committee.    The Board's Compensation Committee (the "Compensation Committee") is empowered to determine compensation for the Trust's named executive officers and to administer the Share Incentive Plan. The Compensation Committee also has various other responsibilities, including succession planning regarding the Trust's management.

Members—Compensation Committee	Independent?
Antonio F. Fernandez, Chair	Yes
Daniel P. Garton, ex officio	Yes
David L. Lingerfelt	Yes
Marguerite M. Nader	Yes
Lawrence D. Raiman(1)	Yes
Fredric J. Tomczyk	Yes

(1)
Mr. Raiman joined the Compensation Committee on April 10, 2019.

        The Compensation Committee met six (6) times, including one (1) time by teleconference, during the last fiscal year. See "Report of the Compensation Committee."

        Corporate Governance and Nominating Committee.    The Board's Corporate Governance and Nominating Committee meets to address matters regarding corporate governance and makes recommendations to the Board regarding nominees for positions on the Board. In making such recommendations, the Corporate Governance and Nominating Committee seeks nominees who have the highest personal and professional character and integrity, who possess appropriate characteristics, skills, experience and time to make a significant contribution to the Board of Trustees, the Trust and its shareholders, who have demonstrated exceptional ability and judgment, and who will be most effective, in the context of the whole Board of Trustees and other nominees to the Board, in perpetuating the success of the Trust and in representing the interests of its shareholders. In accordance with its charter, the Corporate Governance and Nominating Committee considers diversity of race, gender and national origin as one of a number of attributes it looks for in a candidate for the Board of Trustees. It is a goal of the Board to achieve greater diversity. The Corporate Governance and Nominating Committee has employed and may continue to employ professional search firms (for which it pays a fee) to assist it in identifying potential members of the Board of Trustees with the desired skills and disciplines. The

Corporate Governance and Nominating Committee will consider nominees for trustee proposed by shareholders in accordance with the procedures set forth in this proxy statement under "Corporate Governance—Shareholder Nominations for Trustees." Nominees proposed by shareholders will be considered using the same criteria and in the same manner as all other nominees are considered.

Members—Corporate Governance and Nominating Committee	Independent?
Katherine E. Dietze, Chair	Yes
Daniel P. Garton, ex officio	Yes
Thomas C. DeLoach, Jr.	Yes
Antonio F. Fernandez	Yes
Robert G. Gifford	Yes
Marguerite M. Nader	Yes
Lawrence D. Raiman(1)	Yes

(1)
Mr. Raiman joined the Corporate Governance and Nominating Committee on April 10, 2019.

        The Corporate Governance and Nominating Committee met five (5) times during the last fiscal year. See "Report of the Corporate Governance and Nominating Committee."

Committee Charters

        Copies of the written charters of the Audit, Compensation and Corporate Governance and Nominating Committees are posted under the "Investors" section of the Trust's web site at www.libertyproperty.com, and are also available without charge at the written request of any shareholder of the Trust. Such requests should be directed to the Vice President of Investor Relations at the address of the Trust appearing on the Notice of Annual Meeting that accompanies this proxy statement.

Trustees' Attendance at Meetings

        The Board of Trustees held twelve meetings last year, including six by teleconference. Each trustee of the Trust attended at least 75% of the meetings of the Board of Trustees and meetings held by all committees on which such trustee served.

        The Trust encourages all of the trustees to attend the annual meeting of shareholders. The 2018 Annual Meeting of Shareholders was attended by all of the trustees who were then members of the Board.

Trustees' Compensation

        In 2018, trustees who were not also officers and full-time employees of the Trust received compensation in accordance with the following policy:

  •
  an annual trustee retainer in the amount of $72,000 in cash;

  •
  stock-based compensation in the form of a grant of unrestricted common shares with value of $91,500, based on the average closing share price of the Company's shares during the 30-calendar-day period up to and including the grant date;

  •
  the Lead Independent Trustee received an additional retainer in the amount of $25,000 for performing the duties and responsibilities of that position;

  •
  the Audit Committee Chair received a retainer of $20,000, and the chairs of the other two standing committees each received a retainer of $15,000;

  •
  the committee member retainer for non-chair members of the Audit Committee (including the Lead Independent Trustee as ex officio member) was $8,500; and

  •
  the committee member retainer for non-chair members of the other committees (including the Lead Independent Trustee as ex officio member) was $5,000.

        For 2019, with the guidance of an independent compensation consultant and based on best practices and market conditions among the Company's peers, the Corporate Governance and Nominating Committee revised the compensation package for the trustees as follows:

  •
  The committee member retainer for non-chair members of the Audit Committee increased $1,000 to $9,500;

  •
  The committee member retainer for non-chair members of the other committees increased $500 to $5,500; and

  •
  The stock-based compensation to the Trustees will be in the form of a grant of unrestricted common shares of the Company with value of $103,000 (an increase of $11,500), based on the average closing share price of the Company's shares during the 30-calendar-day period up to and including the grant date.

        No other changes were made to the compensation packages for 2019 as compared to 2018.

        Additionally, the trustees receive reimbursement for travel and lodging expenses associated with attending Board and committee meetings. Trustees who are officers and full-time employees of the Trust were not entitled to receive any separate compensation for service as a trustee.

PROPOSAL 2—ADVISORY VOTE TO APPROVE
THE COMPENSATION OF THE TRUST'S NAMED EXECUTIVE OFFICERS

        SEC rules require us to hold, at least once every three years, an advisory vote to approve the compensation of our named executive officers as described in the proxy statement (commonly referred to as "Say-on-Pay"). We have committed to including a Say-on-Pay vote on an annual basis, at least until such time, if any, as our shareholders express a preference for a less frequent basis. Thus, we have included the following Say-on-Pay vote, pursuant to which our shareholders are being asked to vote on the following resolution:

  RESOLVED, that the shareholders of Liberty Property Trust approve, on an advisory basis, the compensation of the Trust's Named Executive Officers, as described in the Compensation Discussion and Analysis section, the compensation tables, and the accompanying narrative disclosure, set forth in the Trust's proxy statement.

        The compensation of our named executive officers is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosures contained on pages 17 to 39 of this proxy statement. As is discussed below, we regularly monitor our compensation policies and decisions to ensure that they are focused on pay-for-performance principles and are strongly aligned with the long-term interests of our shareholders. Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced senior executives to lead the Company successfully in a competitive environment.

        Your vote on this Proposal 2 is advisory, and therefore not binding on the Trust, the Compensation Committee, or the Board. The vote will not be construed to create or imply any change to the fiduciary duties of the Trust or the Board, or to create or imply any additional fiduciary duties for the Trust or the Board. However, our Board and our Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our shareholders' concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Recommendation and Required Vote

        The Board of Trustees recommends an advisory vote FOR approval of the compensation of the Trust's named executive officers as described in the Compensation Discussion and Analysis, the compensation tables, and the related disclosures contained on pages 17 to 39 of this proxy statement.

 COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

        Our Compensation Discussion and Analysis addresses the compensation paid or awarded to our executive officers listed in the Summary Compensation Table that immediately follows this discussion. We refer to these executive officers as our "named executive officers" or as our "NEOs."

        This Compensation Discussion and Analysis describes the design of our NEO compensation program for 2018 and the resulting compensation earned based on our performance results.

Executive Summary of 2018 Compensation

        In 2018, Liberty capitalized on an excellent industrial real estate market to achieve outstanding operational results, while at the same time executing consequential capital plans designed to strategically position the company for enhanced future cash flow growth. Highlights of 2018 include:

Operating results:

  •
  Property level operating income for same store industrial properties increased by 4.8% on a cash basis and by 3.7% on a GAAP basis, compared to 2017;

  •
  Leases were executed for 22.9M square feet;

  •
  In-service portfolio of 106.1 million square feet was 96.3% occupied as of December 31, 2018;

  •
  Rents on industrial leases increased 7.2% on a cash basis and 14.4% on a GAAP basis.

Strategic capital management:

  •
  Sold $795 million of designated non-core assets, redeployed capital into industrial product

  •
  Disposition of substantially all suburban office assets

  •
  Approximately $1 billion redeployed into industrial properties in target markets;

  •
  Approximately $500 million in development starts

  •
  Approximately $500 million in acquisitions in strategically targeted markets for long-term growth

  •
  Intensified efforts to enhance retained capital—dividend increase declared in 2019.

        Our compensation programs are designed to link executive rewards to financial, operating and strategic results. This pay for performance structure ensures that the financial interests of our executives are aligned with those of our shareholders. As is shown below, the majority of each executive's pay, including 79% of our CEO's target pay, is at risk, tied directly to the achievement of objective, predetermined performance goals and share price.

Large Portion of Compensation Tied to Performance

Annual Incentive Program

        The principal objective of our annual incentive program is to provide an incentive to achieve annual measures of financial, operating, strategic and individual performance that we believe enhance the overall value of the Company. In setting the target level of incentive compensation opportunity, we consider competitive factors, including individual role and scope and the target total cash compensation provided by peers.

        The Compensation Committee's determination of the actual annual incentive awards to be earned for 2018 performance was based on multiple predetermined factors. The Compensation Committee reviewed performance against these measures with the following weightings and then applied its discretion based on other corporate measures:

Performance Measure	Weighting
FFO per share	50%
Same Store Industrial NOI Growth	20%
Corporate MBOs	10%
Individual Performance	20%

Long-term Equity Incentive Awards

        For 2018, the long-term equity incentive award consisted of two components:

Component	Weighting	Vesting	Requirements
Performance-Based RSUs	65%	3-Year Cliff	Relative TSR vs. Peers
Time-Based Restricted Shares	35%	3-Year Cliff	Continued Employment

        We believe this structure provides close alignment between earned compensation and shareholder value and reflects peer practices.

Other Features of our Compensation Program

        The Compensation Committee annually conducts a detailed review of all elements of our compensation program to ensure their alignment with our philosophy and rigorous corporate governance practices.

What We Do	What We Do Not Do

✓

Clawback.    Our policy allows the Compensation Committee to recoup cash and equity-based variable compensation in the event of fraud or willful misconduct by senior officers of the Company, whether or not resulting in a restatement of financial results. When the SEC adopts a formal policy, we will review our policy and revise it if necessary to ensure that it is fully compliant.

✓

Annual Pay for Performance Analysis.    Each year, the Compensation Committee reviews Liberty's realizable pay and Company performance compared to that of the peer group companies over a one-year and three-year period to ensure our philosophy of aligning realizable compensation with financial results is effective.

✓

Stock Ownership Guidelines.    Our senior officers are required to acquire within a stated period of time, and thereafter to retain, shares of the Company equal in value to a multiple of their salary. The multiples range from 1X to 6X the salary. Trustees are required to own an amount of Company common shares equal in value to 6X the annual cash retainer paid to trustees.

✓

Independent Compensation Consultant.    The Compensation Committee engaged Pay Governance LLC as an independent compensation consultant to provide advice related to 2018 executive pay. The Compensation Committee has reviewed the independence of Pay Governance LLC's advisory role relative to the independence factors under NYSE rules, and concluded that Pay Governance LLC has no conflicts of interest and provides the Compensation Committee with objective and independent executive compensation advice.

✓

Risk Oversight.    The Compensation Committee carefully considers, on an annual basis, the risks associated with all of our incentive programs.

✓

Say-on-Pay Vote.    Our shareholders participate in an annual advisory vote on executive compensation (a "say-on-pay vote"). At our 2014-2018 annual meetings of shareholders, an average of 94.45% of the votes cast in the say-on-pay vote were voted in favor of the proposal. The Compensation Committee believes this vote demonstrates our shareholders' positive view of our compensation philosophy and policies. The Compensation Committee intends to continue to consider the results of future say-on-pay votes.

✘

Hedging.    The Company employs a policy that prohibits hedging by trustees and senior officers. Senior officers and trustees are only able to purchase or sell the Company's common shares, units or any publicly traded preferred shares of the Company. Other than in the case of the Company-issued employee stock options, the purchase or sale of options on Company securities of any kind, whether "puts" or "calls," or similar cash-settled derivative securities by trustees and/or senior officers is not permitted.

✘

Pledging.    It is the policy of the Company that trustees and NEOs are prohibited from pledging Company securities or units, including in margin accounts, to the extent the securities sought to be pledged are necessary to satisfy the trustee's or NEO's stock ownership requirements. With respect to securities beyond those necessary to satisfy the stock ownership requirements, trustees and NEOs are prohibited from pledging Company securities or units, including in margin accounts, except in cases of extreme hardship or as otherwise approved by the Corporate Governance and Nominating Committee.

✘

Tax Gross-Ups.    The Company does not provide tax gross-ups for excise taxes to any employees.

✘

Employment Contracts.    We do not have any individual employment contracts with our executives.

✘

Executive Perquisites.    Executives receive no perquisites or benefits and participate in the same benefits and welfare programs as all employees.

Compensation Objectives

        The compensation paid or awarded to our NEOs for 2018 is designed to meet the following objectives:

Form of Compensation Aligned with this Objective
Objective		Salary	Annual Incentive	LTI incentive
Performance-Based Compensation	Create a compensation structure under which a meaningful portion of total compensation is dependent upon the Company's actual performance, including long- term performance, and upon each NEO's individual performance		✓	✓
Competitive Compensation	Provide NEOs the opportunity to earn competitive levels of compensation, taking into account the compensation paid in the marketplace at comparable companies	✓	✓	✓
Stakeholder Alignment	Encourage the alignment of executive and shareholder interests by linking a portion of executive compensation directly to changes in shareholder value relative to peers			✓
Retention	Provide compensation that will attract, motivate and retain superior talent over the long- term	✓	✓	✓

Determination of Competitive Compensation

        The Compensation Committee met six (6) times during 2018, including once by teleconference, to review, evaluate and determine compensation issues. The members of the Compensation Committee have substantial executive experience (see individual Trustee background and qualifications in "Proposal 1—Election of Trustees"). Additionally, in assessing competitive compensation and performance incentives, the Compensation Committee relied on data and advice provided to it by its independent compensation consultant, Pay Governance LLC.

        The independent compensation consultant provides data and advice to the Compensation Committee on a regular basis. This consultant developed competitive compensation levels for seasoned executives with responsibilities similar to those of our NEOs, using comparative industry data derived from the NAREIT Compensation Survey and proxy data from companies in a selected peer group (see below "Compensation Peer Group"). We believe that data regarding this peer group are useful with regard to an assessment of compensation for our NEOs because they reflect industry practices and provide comparisons as to individual positions.

        The Compensation Committee has generally focused on the median of the applicable peer group as a reference point for setting target compensation. The Compensation Committee exercises its judgment after consultation with its independent compensation consultant to determine an appropriate compensation level for each NEO, taking into account the peer group data and the unique responsibilities and attributes of each NEO. The ultimate compensation decisions of the Compensation Committee are guided by competitive practice, individual role and performance, performance of the Company and internal equity.

        As is its practice, the Compensation Committee established the 2018 performance goals early in 2018 and reviewed progress with respect to the applicable performance metrics regularly throughout 2018 and early in 2019. The final compensation determinations were made at a February 26, 2019 meeting, when the Compensation Committee approved 2018 annual incentive awards and vesting of 2016 performance-based long-term incentive awards. At the meeting, the Compensation Committee also set base salaries and targets for annual and long-term incentive awards for 2019, established 2019 performance goals and granted 2019 long-term incentive awards.

Salaries

        Base salaries are set by the Compensation Committee and are designed to be competitive with the salaries paid by companies in the peer group. Historically, changes in individual base salaries have been based, in part, on the Compensation Committee's review of the report prepared by the independent compensation consultant, which includes a review of peer group compensation data, and on the Compensation Committee's review of the individual's responsibility, experience and performance, and increases in base salary being provided to our employee population generally. Base salaries are reviewed for adjustment annually.

        The salaries of our NEOs for 2017 and 2018, as well as salary increases approved for 2019, are shown in the table below:

Name	2017 Salary	2018 Salary	2019 Salary	Percentage Increase ('17 - '18)	Percentage Increase ('18 - '19)
William P. Hankowsky	$751,900	$751,900	$774,457	0%	3.0%
Christopher J. Papa	$468,650	$481,000	$500,240	2.6%	4.0%
Michael T. Hagan	$423,280	$450,000	$490,000	6.3%	8.9%
Herman C. Fala	$393,460	$405,000	$421,200	2.9%	4.0%

Annual Incentive Program

        The principal objective of our annual incentive program is to provide an incentive tied to annual measures of financial, operating, strategic and individual performance that we believe enhance the overall value of the Company. In setting the target level of incentive compensation opportunity, the Compensation Committee considers competitive factors, including target total cash compensation provided by peers.

        Dependent upon performance in 2018, each NEO was eligible to earn an annual incentive award as defined below:

	Annual Incentive as a % of Salary
Name	Threshold(1)	Target	Maximum
William P. Hankowsky	57.5%	115%	287.5%
Christopher J. Papa	42.5%	85%	170%
Herman C. Fala	42.5%	85%	170%
Michael T. Hagan	42.5%	85%	170%

(1)
The Threshold annual incentive is not a guaranteed minimum. The performance component of the annual incentive would be $0 for performance below threshold performance goals, subject to the Compensation Committee's discretion.

        The Compensation Committee determined the actual 2018 annual incentive awards earned for 2018 by assessing performance using the following measures and their respective weightings:

Performance Measure	Weighting	Threshold	Target	Maximum	Actual
FFO per share	50%	$2.53	$2.59	$2.65	$2.70	(1)
Same Store Industrial NOI Growth	20%	3.0%	3.5%	4.0%	3.7%
Corporate MBOs	10%		- see text below -
Individual Performance	20%		- see text below -

(1)
As in prior years, this figure reflects an adjustment by the Compensation Committee (in this case a net upward adjustment) to the actual 2018 FFO per share to eliminate the impact of certain capital events and other non-recurring events.

        Our corporate MBOs for 2018 included the following: achieve the performance results projected in the Company's 2018 business plans and guidance; execute the Company's investment activity plans for 2018; and position the Company for dividend growth in 2019. The Compensation Committee concluded that each of these goals was either met or far surpassed in 2018, resulting in a payout at the maximum level for this performance component of the annual incentive.

        Payments made for each NEO's achievement of his individual performance portion of his annual incentive varied depending on the level of such NEO's achievement of his individual stated goals.

        As a result of the Company's performance against the same Store NOI Growth metric, payments to the NEOs were made in an amount that reflected performance between target and maximum under that component of the annual incentive.

        With respect to the FFO component of the annual incentive, the Company's 2018 FFO per share, adjusted for one-time capital charges and non-recurring events, was achieved at the maximum level. However, while the Company had excellent core portfolio operating performance during 2018, the Compensation Committee felt it was important to recognize the impact of the one-time charges related to the Camden Waterfront Project and the Comcast Technology Center. Accordingly, the Compensation Committee determined to reduce payouts to the NEOs for the FFO per share component of the bonus scorecard from maximum to target. The Compensation Committee further reduced Mr. Hankowsky's FFO per share component from target to zero. As is shown below, these adjustments to the FFO per share component of the 2018 annual incentive awards result in a reduction in actual incentive payments of 62% for Mr. Hankowsky and 27% for the other NEOs, as compared to what would have been awarded to them had the Compensation Committee not applied negative discretion.

        Based on the above methodology, the Compensation Committee has determined the dollar amounts of annual incentive awards for 2018 (shown together with the target amount and the impact of discretionary adjustments made by the Compensation Committee) are as follows:

Name	Target Amount	Calculated Amount ($)	Calculated Amount (% of Target)	Discretionary Adjustment $	Discretionary Adjustment (% Reduction in $ Value)	Amount Awarded ($)	Amount Awarded (% of Target)
William P. Hankowsky	$864,685	$1,746,664	202.0%	$(1,080,857)	–61.9%	$665,807	77.0%
Christopher J. Papa	$408,850	$748,196	183.0%	$(204,425)	–27.3%	$543,771	133.0%
Michael T. Hagan	$382,500	$719,100	188.0%	$(191,250)	–26.6%	$527,850	138.0%
Herman C. Fala	$344,250	$638,584	185.5%	$(172,125)	–27.0%	$466,459	135.5%

Long-Term Incentive Program—Equity-Based Compensation

        The Compensation Committee grants equity under the Liberty Property Trust Long-Term Incentive Program (the "Share Incentive Plan"). Subject to that Plan, the Company's long-term incentive ("LTI") program for NEOs (the "Executive Officer LTI Program") provides for additional long-term performance focus, alignment with shareholders and NEO retention. Under this program, each NEO is eligible each year to receive an LTI grant with an award value that is a targeted percentage of salary, subject to adjustment based on performance.

        The annual equity award consists of two components: 65% of the award is eligible to be earned following a three-year period based on how the Company's TSR performs relative to certain peer-based metrics over that same period, and 35% of the award is eligible to cliff vest at the end of three years based on continued employment (subject to accelerated vesting upon death, disability and certain other termination events as described in the applicable award agreements). We believe this structure provides close alignment between earned compensation and shareholder value, as well as close alignment to the practices of our peers.

        When the Trust's common shares are issued with respect to the awards they underlie, they will be issued under the Share Incentive Plan and will generally be subject to the terms and conditions of that plan.

Long-Term Incentive Awards Granted in 2018

        The long-term incentive awards granted on February 28, 2018 consisted of the following:

Name	Number of Restricted Shares in Time-Vested Portion(1)	Number of RSUs in TSR Portion(2)
William P. Hankowsky	17,531	32,558
Christopher J. Papa	6,137	11,396
Michael T. Hagan	5,741	10,662
Herman C. Fala	5,167	9,596

(1)
The restricted shares constituting the Time-Vested Portion are eligible to vest on the third anniversary of the grant date assuming the employee continues to be employed by the Company on the date, with vesting on death, Disability (as defined in the Share Incentive Plan), and Retirement (as defined in the Share Incentive Plan), in accordance with the grant agreements. Dividends are paid currently over the course of the vesting period.

(2)
The RSUs constituting the TSR Portion are eligible to vest at the end of the three-year performance period (i.e., 1/1/18 - 12/31/20) depending on Liberty's TSR performance relative to the TSR performance of the companies comprising our 2016 Peer Group (see below

  "Compensation Peer Group"), based on the following formula (results will be interpolated for TSR results falling between threshold and target or between target and maximum):

Three-Year TSR (1/1/18 - 12/31/20) as compared to 2016 Peer Group	Common Shares Earned as a Multiple of # of RSUs
Below the 25th Percentile	0%
25th Percentile	50%
50th Percentile	100%
75th Percentile or above	CEO—250%; Other NEOs—200%

Long-Term Incentive Awards Granted in 2019

        At the Compensation Committee's February 26, 2019 meeting, the Compensation Committee made awards under the Executive Officer LTI Program for 2019 consistent with the same metrics and procedures adopted by the Compensation Committee as described above for 2018 (except for the utilization of a new comparison group for purposes of evaluating three-year TSR performance—see footnote 1 below). The awards consisted of the following:

Name	Number of Restricted Shares in Time-Vested Portion(1)	Number of RSUs in TSR Portion(2)
William P. Hankowsky	15,199	28,227
Christopher J. Papa	5,372	9,976
Michael T. Hagan	5,262	9,772
Herman C. Fala	4,523	8,400

(1)
The restricted shares constituting the Time-Vested Portion are eligible to vest on the third anniversary of the grant date assuming the employee continues to be employed by the Company on such date, with vesting on death, Disability (as defined in the Share Incentive Plan), Retirement (as defined in the Share Incentive Plan), and termination by the Company without cause, in accordance with the grant agreements. Dividends are paid currently over the course of the vesting period.

(2)
The RSUs constituting the TSR Portion are eligible to vest at the end of the three-year performance period (i.e., 1/1/19 - 12/31/21) depending on Liberty's relative TSR performance, as follows: (i) 50% of the 2019 RSU award will be based on Liberty's TSR performance relative to the TSR performance of the companies comprising the FTSE NAREIT Equity Industrial Index, and (ii) 50% of the 2019 RSU award will be based on Liberty's TSR performance relative to the companies comprising the FTSE NAREIT All Equity Index. With respect to each of these indices, the vesting of the RSUs constituting the TSR portion at the end of the three-year performance period (i.e., 1/1/19 - 12/31/21) shall be based on the following structure:

Three-Year TSR as Compared to FTSE NAREIT Equity Industrial Index Companies	Common Shares Earned as a Multiple of # of RSUs
Below the 25th Percentile	0%
25th Percentile	25%
50th Percentile	50%
75th Percentile or above	CEO—125%; Other NEOs—100%

Plus

Three-Year TSR as Compared to FTSE NAREIT All Equity Index Companies
Below the 25th Percentile	0%
25th Percentile	25%
50th Percentile	50%
75th Percentile or above	CEO—125%; Other NEOs—100%

        For example, if the three-year TSR as compared to each index as of 12/31/21 were to be at or above the 75th percentile, the CEO would receive common shares equivalent to 250% of the 2019 RSU award and each other NEO would receive common shares equivalent to 200% of their respective 2019 RSU award.

        RSUs will be interpolated for TSR results falling between threshold and target or between target and maximum. Upon the conclusion of the three-year award period, the recipient also receives shares equivalent in number to the corresponding number of shares that would have accrued during the award period as reinvested dividends with respect to the number of shares actually earned and paid.

Share-Based Award Grant Practices

        In 2018, we followed practices for the grant of share-based awards consistent with the manner in which we have historically granted such awards. Among other things, these practices provide that annual share-based awards are approved annually by the Compensation Committee at a meeting held promptly after the data required by the compensation formula become available. These meetings are scheduled, and the annual grants are made, without regard to anticipated earnings or other major announcements by the Company or to whether executive officers or non-employee trustees are in possession of material, non-public information.

Perquisites and Other Personal Benefits

        In addition to the components noted above, our compensation program may also include various benefits, such as health insurance plans, profit sharing and retirement plans in which substantially all of the Company's employees participate. At the present time, the only plans in effect are health, dental, life and disability insurance plans, a 401(k) plan, a flexible spending insurance program, the generally applicable severance plan for all employees, an employee share purchase plan, other voluntary benefits programs and the severance plan for certain senior officers of the Company in the event of a change of control, as described under "Management Severance Plan."

Management Severance Plan

        We have a management severance plan for a group of senior officers, including our NEOs. Various aspects of this plan are described under "Payments upon Termination Events, Including Following a Change of Control." The management severance plan provides for payments and other benefits to each of the NEOs if the executive's employment is terminated without cause or if the executive terminates employment for "good reason" within six months before or two years after a change of control.

Compensation Peer Group

        The peer group against which the Company's pay levels in recent years were benchmarked, and against which the Company's 2016-2018 performance was measured, for determining the largest component of long-term incentive compensation for 2018 (as established early in 2016) was comprised of companies categorized as either "Industrial," "Office" or "Diversified" that fit within an appropriate range of market capitalization relevant to the Company. That peer group (the "2016 Peer Group") consisted of the following companies:

Alexandria Real Estate Equities, Inc.	First Industrial Realty Trust, Inc.
Boston Properties, Inc.	Highwoods Properties, Inc.
Brandywine Realty Trust	Mack-Cali Realty Corporation
Corporate Office Properties Trust	ProLogis
DCT Industrial Trust(1)	PS Business Parks, Inc.
Douglas Emmett, Inc.	SL Green Realty Corp.
Duke Realty Corporation	STAG Industrial, Inc.
EastGroup Properties, Inc.	Vornado Realty Trust
Equity Commonwealth	Washington Real Estate Investment Trust

(1)
DCT Industrial Trust was acquired by Prologis in August 2018. It was included in the 2016 Peer Group for compensation decisions made by the Compensation Committee in February 2018 but not for those made in February 2019. The 2016 Peer Group originally included First Potomac Realty Trust, which was acquired by Government Properties Income Trust in October 2017, and thus did not enter into any 2018 or 2019 compensation decisions of the Committee.

        In view of the Company's strategic shift to a "pure-play" industrial REIT, the Compensation Committee reassessed the Company's peer group. For 2019, based upon guidance from its independent compensation consultant, the Compensation Committee determined to adopt two separate peer measures, namely, a new peer group for benchmarking NEO pay levels and a separate measure comprised of two market indices for assessing relative TSR performance, as follows:

  Peer Group for Benchmarking NEO Pay Levels

        Because the competition for attracting and retaining NEO talent spans asset classes, this peer group is comprised of REITs of similar size across asset classes, namely, the following companies:

Alexandria Real Estate Equities, Inc.	Healthcare Trust of America, Inc.
Apartment Investment and Management Company	Highwoods Properties, Inc.
Camden Property Trust	Kilroy Realty Corporation
Cousins Properties Incorporated	Kimco Realty Corporation
CubeSmart	Macerich Company
Douglas Emmett, Inc.	Paramount Group, Inc.
Duke Realty Corporation	PS Business Parks, Inc.
Extra Space Storage Inc.	SL Green Realty Corp.
First Industrial Realty Trust, Inc.	Taubman Centers, Inc.
Forest City Realty Trust(1)	VEREIT, Inc.
Gramercy Property Trust(1)	W. P. Carey Inc.

(1)
Gramercy Property Trust and Forest City Realty Trust were part of this peer group when 2019 compensation was established but have since been dropped from the peer group as a result of their subsequent acquisitions by Blackstone Group LP and Brookfield Asset Management, respectively.

  Indices for Measuring Relative TSR Performance

        In order to create a measurement standard to assess the Company's performance vis-à-vis the companies against which the Company competes for investor capital, the Compensation Committee chose a pair of market indices (i.e., the FTSE NAREIT Equity Industrial Index and the FTSE NAREIT All Equity Index) to be used in determining the amount earned under the performance-based component of the NEOs' equity-based compensation (as further described above under "Long-Term Incentive Program—Equity Based Compensation").

Tax Considerations

        Except for performance-based compensation that meets certain requirements, Section 162(m) of the Internal Revenue Code provides that a publicly-held corporation may not deduct more than $1 million in a taxable year for certain forms of compensation made to the chief executive officer and certain other officers listed on the Summary Compensation Table. With the exception of certain grandfathered awards made pursuant to a written binding contract in effect on November 2, 2017, the Tax Cuts and Jobs Act which became law on December 22, 2017 amended Section 162(m) to eliminate the performance-based compensation exception effective January 1, 2018. Our policy under the prior law was generally to seek to preserve the federal income tax deductibility of compensation paid to our executives, and our annual bonus and equity awards were generally structured to preserve deductibility under Section 162(m). We believe that substantially all of the compensation paid to our executives for 2018 should be deductible. In setting the compensation arrangements with the NEOs for 2019, the Compensation Committee took into account the elimination of the performance-based compensation exception and was cognizant that compensation to any executive in excess of $1 million will not be deductible by the Company.

        Although our management severance plan previously provided for the payment to certain NEOs of a "gross-up" payment with respect to excise taxes and other taxes that might be payable as a result of payments under that plan, this feature of our plan was eliminated in 2016. As a result, no excise tax "gross-up" payments would be payable to any of our officers.

Role of Executive Officers in Determining Executive Compensation for Named Executive Officers

        In connection with our 2018 compensation, Pay Governance LLC provided data and Caren Hosansky, the Company's Senior Vice President—Human Resources, provided general support to the Compensation Committee to assist it in determining compensation levels. Mr. Hankowsky made recommendations as to the other NEOs, but not as to his own compensation. While the Compensation Committee utilized this information, and valued Mr. Hankowsky's observations with regard to other NEOs, the ultimate decisions regarding executive compensation were made by the Compensation Committee.

Share Ownership Guidelines

Share Ownership by Senior Officers

        Consistent with an emphasis on higher standards of corporate governance, we believe that the investment community values share ownership by senior management and that, by holding an equity position in the Trust, officers demonstrate their commitment to and belief in the long-term profitability of the Company. Accordingly, the Board believes that ownership of Company shares by officers should be encouraged and has established ownership guidelines applicable to all of the Company's senior officers (namely the NEOs and all other officers included in the management severance plan as described above in "Management Severance Plan").

        The policy states that each covered officer should seek to acquire and maintain a level of ownership of Company common shares (determined based on the fair market value of such shares from time to time as a multiple of the officer's base salary) as follows:

Chief Executive Officer	6x
Chief Financial Officer, Chief Investment Officer and General Counsel	3x
Other officers included in the Company's management severance plan	1x

        The policy stipulates that the covered officers should work toward achieving these levels of ownership with the objective of meeting the requirements within five years of becoming subject to these requirements. Once a covered officer has achieved the targeted level of share ownership, the policy states that he or she (i) should maintain at least that level of ownership for the duration of his or her tenure with the Company and (ii) should, within three-years after receiving an increase in salary or a promotion, seek to achieve the resulting greater target level of ownership. All senior officers are in compliance with this policy.

        The policy recognizes the following sources of share ownership for purposes of determining whether the above ownership target is satisfied:

  •
  Company common shares acquired by a covered officer, including unvested restricted share awards, restricted stock units and share appreciation rights;

  •
  Units of limited partnership interest in Liberty Property Limited Partnership; and

  •
  Company common shares held in a trust established for estate and/or tax planning purposes that is revocable by the covered officer.

        For purposes of determining whether the ownership target is satisfied, shares underlying outstanding options are not included.

        The policy further mandates that until such time as a covered officer has attained the applicable target ownership level, he or she must retain common shares obtained as a result of a share award, unless the Board permits otherwise.

Share Ownership by Trustees

        The Board believes that trustees should be shareholders and have a financial stake in the Company. In furtherance of this belief, non-management trustees are paid a portion of their annual fees in the Trust's common shares.

        Additionally, the trustees are expected to own an amount of Company common shares equal in value to 6x the annual cash retainer paid to trustees. Our policy stipulates that the trustees should work toward achieving these levels of ownership with the objective of meeting the requirement within five years of becoming a trustee. All trustees are in compliance with this policy, including certain trustees who are in their first five years of service and are still accumulating the requisite number of shares.

Summary Compensation Table

        The following table shows, for the years ended December 31, 2018, 2017 and 2016, the compensation paid or accrued by the Company and its subsidiaries, including the Operating Partnership, to our named executive officers.

Name and Principal Position	Year	Salary	Bonus(1)	Share Award(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
William P. Hankowsky	2018	$751,900	$—	$2,327,372	$665,807	$262,790	$4,007,869
President and Chief	2017	$751,900	$—	$1,773,100	$1,967,158	$305,192	$4,797,350
Executive Officer	2016	$730,000	$—	$2,149,607	$1,746,160	$398,788	$5,024,555
Christopher J. Papa	2018	$481,000	$500	$688,346	$543,771	$79,998	$1,793,615
Executive Vice President and	2017	$468,650	$500	$760,284	$726,787	$58,454	$2,014,675
Chief Financial Officer(5)	2016	$265,417	$500	$1,099,078	$634,548	$250,111	$2,249,654
Michael T. Hagan	2018	$450,000	$500	$715,003	$527,850	$95,326	$1,788,679
Chief Investment Officer	2017	$423,280	$500	$695,963	$701,587	$86,961	$1,908,291
	2016	$407,000	$500	$607,206	$620,980	$87,705	$1,723,391
Herman C. Fala	2018	$405,000	$500	$646,141	$466,459	$89,844	$1,607,944
General Counsel	2017	$393,460	$500	$708,304	$602,160	$80,640	$1,785,064
	2016	$382,000	$500	$717,711	$540,954	$76,284	$1,717,449

(1)
The amounts shown in this column represent annual holiday bonuses paid to all employees of the Company in the amount of $500 per year. Mr. Hankowsky has waived his right to receive these bonuses.

(2)
The 2018 amount includes RSUs granted in 2018 at target, together with the adjustment (in this case an upward adjustment) to the 2015 award based on 2017 performance as shown in the following table, valued at $39.26, which was the closing price of the Company's shares on the determination date of February 28, 2018.

Name	2018 Grant	Increase After Application of 2017 Performance Test
William P. Hankowsky	50,089	9,192
Christopher J. Papa(1)	17,533	—
Michael T. Hagan	16,403	1,809
Herman C. Fala	14,763	1,695

(1)
Mr. Papa started with the Company in 2016 and had not received the 2015 LTI award.

  A portion of the amounts shown in this column reflects the elections by Messrs. Papa and Fala for 2017 and 2016, consistent with a policy adopted by the Compensation Committee with respect to employee annual performance non-equity incentive compensation, which we sometimes refer to as annual bonus or annual incentive, to receive common shares in lieu of cash for all or part of their annual bonus compensation. By making such elections, these individuals received shares equal to 120% of the cash value of such bonus or portion thereof (subject to a limit of $50,000 for each year), less applicable withholding tax (the "Bonus Value"). Each executive received the number of common shares able to be purchased with the dollar amount of the Bonus Value based on $40.20 per share, the closing price of the common shares of the Company on the New York Stock Exchange on March 16, 2018, for bonuses included in 2017 compensation; and $38.25 per share, the closing price of the common shares of the Company on the New York Stock Exchange on March 16, 2017, for bonuses included in 2016 compensation. Pursuant to these elections, Messrs. Papa and Fala were awarded 1,059 and 1,023 common shares, respectively, as 2017 compensation, and Messrs. Papa and Fala were awarded 1,066 and 1,021 common shares, respectively, as 2016 compensation. Dividends will be paid on the common shares issued pursuant to such awards. The contractual restrictions on sale related to such awards expired on March 16, 2019 for the awards made as 2017 compensation and March 16, 2018 for the awards made as 2016 compensation.

(3)
This column shows amounts of annual performance non-equity incentive compensation for 2018, 2017 and 2016 taken by the named executive officers in cash.

(4)
Consists of:

•
amounts paid by the Company to purchase term life insurance policies as follows: $6,858, $1,242, $3,564 and $6,858 for Messrs. Hankowsky, Papa, Hagan and Fala, respectively, for 2018; $6,858, $1,242, $3,564 and $6,858 for Messrs. Hankowsky, Papa, Hagan and Fala, respectively, for 2017; and $6,858, $621, $2,322 and $6,858 for Messrs. Hankowsky, Papa, Hagan and Fala, respectively, for 2016.

  •
  dividends paid on unvested shares as follows: $82,067, $25,284, $34,976 and $30,344 for Messrs. Hankowsky, Papa, Hagan and Fala, respectively, for 2018; $59,850, $25,620, $27,246 and $20,980 for Messrs. Hankowsky, Papa, Hagan and Fala, respectively, for 2017; and $40,514, $16,611, $17,468 and $8,617 for Messrs. Hankowsky, Papa, Hagan, and Fala respectively, for 2016.

  •
  unvested reinvested dividends accrued on unvested restricted shares on retention awards as follows: $35,529 and $137,110 for Mr. Hankowsky for 2017 and 2016, respectively.

  •
  unvested reinvested dividends accrued at Target on RSUs as follows: $173,865, $53,472, $56,786 and $52,642 for Messrs. Hankowsky, Papa, Hagan and Fala, respectively, for 2018; $202,955, $31,592, $56,151 and $52,802 for Messrs. Hankowsky, Papa, Hagan and Fala, respectively, for 2017; and $214,306, $11,848, $67,915 and $60,809 for Messrs. Hankowsky, Papa, Hagan and Fala, respectively, for 2016.

(5)
Mr. Papa started his employment with the Company on June 1, 2016.

Grants of Plan-Based Awards

        The following table summarizes plan based awards made to each of the named executive officers in 2018 under the Company's compensation plans:

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
	Grant Date(1)
Name		Threshold	Target	Maximum	Threshold	Target	Maximum
William P. Hankowsky	N/A	$432,343	$864,685	$2,161,713	—	—	—
	2/28/2018	—	—	—	33,810	50,089	98,926
Christopher J. Papa	N/A	$204,425	$408,850	$817,700	—	—	—
	2/28/2018	—	—	—	11,835	17,533	28,929
Michael T. Hagan	N/A	$191,250	$382,500	$765,000	—	—	—
	2/28/2018	—	—	—	11,072	16,403	27,065
Herman C. Fala	N/A	$172,125	$344,250	$688,500	—	—	—
	2/28/2018	—	—	—	9,965	14,763	24,359

(1)
These columns reflect the range of potential annual incentive available to be earned by the named executive officer for 2018. The actual amounts earned for 2018 pursuant to the annual incentive program are set forth in the Summary Compensation Table under "Non-Equity Incentive Plan Compensation" (or, where the named executive officer chose to take all or a portion of his annual incentive in the form of restricted shares, under "Share Awards"), and are also set forth in the table below. Each named executive officer's annual incentive is a function of salary, with each named executive officer able to earn a specified target percentage of his salary (115% for the chief executive officer and 85% for the chief financial officer, chief investment officer and chief legal officer), subject to adjustment based on performance. The base amount of the annual incentive was calculated in accordance with the process discussed under "Compensation Discussion and Analysis—Annual Incentive Program."

  The dollar amounts of the actual awards under the annual incentive program for 2018 performance, determined by the Compensation Committee at its February 26, 2019 meeting, were as follows:

Name	Dollar Value(a)
William P. Hankowsky	$665,807
Christopher J. Papa	$543,771
Michael T. Hagan	$527,850
Herman C. Fala	$466,459

(a)
See footnote (2) to the Summary Compensation Table for a discussion of the election by some of the named executive officers to receive common shares in lieu of cash for all or part of their annual bonus compensation for 2018. None of the NEOs exercised this election with respect to the annual incentives shown on this table.
(2)
These columns reflect the range of shares eligible to be received by the named executive officer with respect to the Awards made under the Executive Officer LTI Program on February 28, 2018, as discussed under "Compensation Discussion and Analysis—Long-Term Incentive Awards Granted in 2018." With respect to each such award, a portion of the award (17,531, 6,137, 5,741 and 5,167 shares for Messrs. Hankowsky, Papa, Hagan and Fala, respectively) is in the form of time-vested restricted shares; this amount is the same regardless of performance level. The remainder of the shares that may be earned at each performance level represents the range of RSUs constituting the TSR Portion of the grant that are eligible to vest at the end of the three-year performance period (i.e. 1/1/18 - 12/31/20) depending on the Company's TSR performance relative to the TSR performance of the companies comprising the 2016 Peer Group, based on the applicable formula.

CEO Pay Ratio

        We are committed to transparency about our compensation practices. We provide detailed and comprehensive public disclosure about how the Compensation Committee structures our executive compensation program and makes individual compensation decisions for our CEO and other NEOs each year. Additionally, the Compensation Committee monitors the relationship between the compensation of our CEO and NEOs and our other employees. In accordance with Item 402(u) of Regulation S-K, we are disclosing the ratio of the pay of our CEO to our median employee (the CEO pay ratio). We believe that the CEO pay ratio disclosure will further enhance our transparency about compensation.

        Consistent with the SEC's rules, we used the same median employee identified in 2017 for calculating the 2018 CEO pay ratio, since there were no significant changes in our employee population or employee compensation that would result in a significant impact on the CEO pay ratio. When identifying the median employee for 2017, we included all employees, whether employed on a full-time, part-time or seasonal basis, and considered all compensation earned for 2017, including the following:

  •
  Overtime pay

  •
  Annual base pay

  •
  Calendar year cash bonus

  •
  Calendar year equity compensation grants (time and or performance vesting restricted share units)

  •
  Holiday compensation

        We calculated annual total compensation for 2018 for the median employee using the same methodology we use for our CEO as set forth in the Summary Compensation Table. The total annual compensation calculated for our CEO was $4,007,869 and for our median employee was $100,129. The resulting ratio for our CEO's pay compared with the pay of our median employee for 2018 is 40 to 1.

Outstanding Equity Awards at Fiscal Year-End

        The following table contains information concerning outstanding equity awards held by each of the named executive officers as of December 31, 2018:

	Option Awards					Share Awards
	Number of Securities Underlying Unexercised Options								Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested
			Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options								Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)
								Market Value of Shares or Units That Have Not Vested(1)
						Number of Shares or Units That Have Not Vested
				Option Exercise Price	Option Expiration Date
Name	Exercisable	Unexercisable
William P. Hankowsky	106,391	—	—	$32.71	3/16/2020	—		—	—		—
	68,668	—	—	$33.77	2/28/2021	—		—	—		—
	70,122	—	—	$34.56	3/16/2022	—		—	—		—
	64,539	—	—	$39.59	3/18/2023	—		—	—		—
	130,634	—	—	$37.26	3/17/2024	—		—	—		—
	137,226	—	—	$35.18	3/16/2025	55,138	(2)	$2,309,179	105,874	(6)	$4,434,003
Christopher J. Papa	—	—	—	—	—	14,494	(3)	$607,009	37,564	(7)	$1,573,180
Michael T. Hagan	41,852	—	—	$32.71	3/16/2020	—		—	—		—
	25,287	—	—	$33.77	2/28/2021	—		—	—		—
	25,051	—	—	$34.56	3/16/2022	—		—	—		—
	23,056	—	—	$39.59	3/18/2023	—		—	—		—
	42,109	—	—	$37.26	3/17/2024	—		—	—		—
	46,452	—	—	$35.18	3/16/2025	22,960	(4)	$961,565	35,455	(8)	$1,484,855
Herman C. Fala	42,085	—	—	$37.26	3/17/2024	—		—	—		—
	43,512	—	—	$35.18	3/16/2025	20,257	(5)	$848,363	32,754	(9)	$1,371,738

(1)
Value is calculated by multiplying the number of shares subject to vesting by $41.88, the closing price of the common shares on the New York Stock Exchange on December 31, 2018.

(2)
These shares will vest as follows:

•
2,147 shares, being the unvested portion of an award of 10,735 shares granted on May 17, 2014, vesting in equal installments on the first five anniversaries of the date of grant;

•
19,127 shares, being the unvested award of shares granted on March 16, 2016 eligible to vest on the third anniversary of the date of grant;

•
16,333 shares, being the unvested award of shares granted on February 27, 2017 eligible to vest on the third anniversary of the date of grant; and

•
17,531 shares, being the unvested award of shares granted on February 28, 2018, eligible to vest on the third anniversary of the date of grant.

(3)
These shares will vest as follows:

•
2,206 shares, being the unvested portion of an award of 6,616 shares granted on June 1, 2016 vesting in equal installments on the first three anniversaries of the date of grant;

•
6,151 shares, being the unvested award of shares granted on February 27, 2017 eligible to vest on the third anniversary of the date of grant; and

•
6,137 shares, being the unvested award of shares granted on February 28, 2018 eligible to vest on the third anniversary of the date of grant.

(4)
These shares will vest as follows:

•
1,342 shares, being the unvested portion of an award of 6,710 shares granted on March 17, 2014, vesting in equal installments on the first five anniversaries of the date of grant;

•
6,443 shares, being the unvested award of shares granted on March 16, 2016 eligible to vest on the third anniversary of the date of grant;

•
5,555 shares, being the unvested award of shares granted on February 27, 2017 eligible to vest on the third anniversary of the date of grant;

•
3,879 shares, being the unvested special award of shares granted on February 27, 2017 eligible to vest on the second anniversary of the date of grant; and

•
5,741 shares, being the unvested award of shares granted on February 28, 2018 eligible to vest on the third anniversary of the date of grant.

(5)
These shares will vest as follows:

•
6,047 shares, being the unvested award of shares granted on March 16, 2016 eligible to vest on the third anniversary of the date of grant;

•
5,164 shares, being the unvested award of shares granted on February 27, 2017 eligible to vest on the third anniversary of the date of grant;

•
3,879 shares being the unvested special award of shares granted February 27, 2017 eligible to vest on the second anniversary of the grant;

•
5,167 shares, being the unvested award of shares granted on February 28, 2018 eligible to vest on the third anniversary of the date of grant.

(6)
Represents 105,874 RSUs, including 35,521 granted on March 16, 2016, 30,333 granted on February 27, 2017, and 32,558 granted on February 28, 2018, as well as dividends of an aggregate of 7,462 shares accrued in connection with the Trust's quarterly dividends to shareholders since the date of grant.

(7)
Represents 37,564 RSUs, including 12,288 granted on June 1, 2016, 11,422 granted on February 27, 2017, and 11,396 granted on February 28, 2018, as well as dividends of an aggregate of 2,458 shares accrued in connection with the Trust's quarterly dividends to shareholders since the date of grant.

(8)
Represents 35,455 RSUs, including 11,965 granted on March 16, 2016, 10,317 granted on February 27, 2017, and 10,662 granted on February 28, 2018, as well as dividends of an aggregate of 2,511 shares accrued in connection with the Trust's quarterly dividends to shareholders since the date of grant.

(9)
Represents 32,754 RSUs, including 11,230 granted on March 16, 2016, 9,590 granted on February 27, 2017, and 9,596 granted on February 28, 2018, as well as dividends of an aggregate of 2,338 shares accrued in connection with the Trust's quarterly dividends to shareholders since date of grant.

Option Exercises and Shares Vested

        The number of shares acquired and the value realized on the exercise of options and the vesting of share awards for each of the named executive officers during 2018 are set forth in the following table.

	Option Awards		Share Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
William P. Hankowsky	—	—	65,163	$2,619,080
Christopher J. Papa	—	—	3,945	$173,647
Michael T. Hagan	—	—	19,000	$763,505
Herman C. Fala	—	—	16,540	$664,908

Equity Compensation Plan Information

        The following table provides information regarding our compensation plans under which our equity securities are authorized for issuance. The information provided is as of December 31, 2018.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column 1 of this table)(1)
Equity Compensation Plans Approved by Security Holders	1,439,005	$35.20	4,653,912
Equity Compensation Plans Not Approved by Security Holders	—	—	—

Total	1,439,005	$35.20	4,653,912

(1)
Does not reflect restricted shares awarded in 2019 with respect to the fiscal year ended December 31, 2018. Taking into account restricted shares subject to awards under the LTI and Executive Officer LTI Program made on February 26, 2019, the numbers listed above would be as follows: 1,439,005 (number of shares to be issued); $35.20 (weighted-average price); and 4,413,757 (number of securities remaining available).

Payments upon Termination Events, Including Following a Change of Control

        The Company has a management severance plan for a group of senior officers of the Company, including Messrs. Hankowsky, Papa, Hagan and Fala. The management severance plan applies in the event of termination in connection with a change of control, as defined in the plan and described below. Pursuant to a letter agreement between Mr. Papa and the Company entered into in connection with Mr. Papa's employment, he is also entitled to certain payments in the case of certain terminations on or before July 1, 2019 as described in that letter. For other termination events, the named executive officers are covered by the Company's termination policies applicable generally to all employees.

        The tables below reflect the amounts that would be payable to the NEOs upon various termination events, including pursuant to the management severance plan. These tables show the amount of compensation payable to each of the named executive officers in the event of termination of such executive's employment, in each of the following cases: termination by the Company not for Cause, retirement, death or disability and, as covered by the management severance plan, in connection with a change of control. The amounts indicated are based on the assumption that the termination occurred as of December 31, 2018, on which date the closing price of the common shares on the New York Stock Exchange was $41.88. Actual amounts payable would vary based on the date of the NEO's termination and can only be finally determined at that time.

Payments Made Upon Termination by the Company Not for Cause

        If the employment of an NEO is terminated by the Company not for cause (including such a termination in connection with a change of control), he is entitled to receive the following amounts consistent with our policies for all employees:

  •
  unused vacation pay, except that unused vacation pay for the NEOs other than the CEO is capped at its value as of December 31, 2017, and the CEO Mr. Hankowsky has agreed to forego his right to receive any accrued unused vacation pay upon his termination of employment for any reason;

  •
  a severance payment equal to weekly salary times a multiple based on years of service, subject to adjustment in the discretion of the Compensation Committee;

  •
  a payment to defray incremental cost of continuation of benefits during the severance period;

  •
  with respect to performance-based RSUs granted in 2019, payment of Common Shares (or cash in lieu thereof) corresponding to the RSUs pro rata for the portion of the measurement period employed based on the Compensation Committee's determination of relative TSR performance at the conclusion of the measurement period; and

  •
  with respect to 2019 time-based restricted share grants, all unvested restricted shares shall automatically vest.

Payments Made Upon Retirement

        Under the terms of a new policy applicable to all employees and effective as of January 1, 2019, provided that the NEO is at least 60 years of age and has been employed for at least 5 years by the Company and provided that the Compensation Committee has determined that the definition of Retirement has been met under the Share Incentive Plan, (i) all unvested restricted shares shall vest as of retirement, and (ii) all unvested RSUs as of the date of retirement will remain eligible to be earned and vested in accordance with the applicable grant documents, notwithstanding that the NEO is no longer employed by the Company.

        The new policy replaces a sliding scale definition of retirement that took into account the NEO's age and length of service to the Company. Although such sliding scale governs options, restricted shares and restricted share units granted prior to 2019, based on the age, tenure and current options, restricted shares and restricted share units held by the NEOs, the result would in all cases be the same as under the new policy.

        As of December 31, 2018, the NEOs were the following ages and had the following years of service to the Company:

Name	Age	Years of Service
William P. Hankowsky	67	18
Christopher J. Papa	53	2
Michael T. Hagan	61	29
Herman C. Fala	69	5

        The options that become exercisable upon retirement, along with any other options that were already exercisable on the date of retirement, may be exercised until the date that is 36 months after the date of retirement.

        Upon retirement, an NEO other than the CEO is also entitled to receive unused vacation pay, except as stated above.

Payments Made Upon Death or Disability

        In the event of the death or disability of an NEO, all unvested options and time-based restricted shares owned by the NEO will vest immediately, and all unvested performance-based restricted share units will remain eligible to be earned and vested in accordance with applicable grant documents, notwithstanding that the NEO is no longer employed by the Company. In the case of options, the options will remain exercisable until the date that is 36 months after the date of termination of the named executive officer's employment with the Company due to his death or disability. Upon death or disability an NEO (other than the CEO) or his representatives are also entitled to receive unused vacation pay, except as described above.

Payments Made Upon a Termination Following a Change of Control

        Pursuant to the management severance plan, if within six months prior to a change of control or two years following a change of control an executive's employment is terminated by the Company (other than termination for cause) or the executive terminates his employment in certain circumstances defined in the agreement which constitute "good reason":

  •
  the NEO will receive:

  •
  a lump sum severance payment equal to a multiple times the executive's current annual base salary and target bonus (the multiple is 3X for Mr. Hankowsky, and 2X for the other NEOs), reduced by any severance amounts payable under the Company's broad-based severance policy applicable to all employees;

  •
  a lump sum amount representing a pro rata portion, through the date of termination, of unpaid performance bonus for the year in which the termination occurs, based on the average of prior years' bonuses or, for recent hires, target bonus;

  •
  a lump sum payment in the sum of $10,000 in lieu of continued coverage under the Company's term life insurance policies, plus an amount calculated to approximate the additional cost of medical and dental premiums incurred by the officer over an eighteen-month period as the result of being ineligible to participate as an employee in the Company's health insurance plans;

  •
  all options, restricted shares and restricted share units held by the executive will automatically vest, with vesting of as-yet-unearned performance-based restricted share units to take place at target.

  •
  If the total payments to the NEO would constitute an "excess parachute payment" within the meaning of the Internal Revenue Code, then the amount of the payments will be reduced to an amount that does not trigger an excise tax, if such a reduction would provide the NEO with a greater net after-tax amount than would be the case if no reduction were made.

        Under the Management Severance Plan, a change of control is deemed to occur on:

  •
  the date on which shareholders of the Trust (or the Board, if shareholder approval is not required) approve a plan to dissolve or liquidate the Trust;

  •
  the date on which transactions contemplated by an agreement to sell or dispose of substantially all of the Trust's assets are consummated, other than a transaction in which holders of the Trust's shares just prior to the transaction will have at least 50% of the voting power of the acquiring entity's voting securities just after the transaction (without regard to such holder's ownership of the acquiring entity's voting securities immediately before or contemporaneously with such transaction), which voting securities are to be held by such holders just after the transaction in substantially the same proportion among themselves as just prior to the transaction;

  •
  the first date on which (i) transactions contemplated by an agreement to merge or consolidate the Trust with or into another entity (or to merge the other entity with or into the Trust) are consummated, other than a transaction in which holders of the Trust's shares just prior to the transaction will have at least 50% of the voting power of the surviving entity's voting securities just after the transaction (without regard to such holder's ownership of the acquiring entity's voting securities immediately before or contemporaneously with such transaction), which voting securities are to be held by such holders just after the transaction in substantially the same proportion among themselves as just prior to the transaction and (ii) those who were board members just prior to the merger or consolidation cease to constitute a majority of the Board;

  •
  the date on which any entity, person or group (excluding the Trust, any of its subsidiaries, or any employee benefit plan sponsored or maintained by the Trust or any of its subsidiaries) has become the beneficial owner of, or has obtained voting control over, more than 20% of the outstanding shares (without regard to any contractual or other restriction on the conversion or other exchange of securities into or for shares); or

  •
  the first day after which a majority of the Board has been a member of the Board for less than two years, unless the nomination for election of each new trustee (who was not a trustee at the beginning of such two-year period) was approved by a vote of at least 2/3 of the trustees then in office who were trustees at the beginning of such period.

William P. Hankowsky

	Termination by Trust Not For Cause	Retirement		Death or Disability		Termination Within Six Months Before or Two Years Following a Change of Control
Cash Severance	$581,265	—		—		$6,776,365
Value of Accelerated Share-Based Awards	—	6,653,206	(1)	6,743,126	(1)	6,743,126

Total	$581,265	$6,653,206		$6,743,126		$13,519,491

Christopher J. Papa

	Termination by Trust Not For Cause	Retirement	Death or Disability		Termination Within Six Months Before or Two Years Following a Change of Control
Cash Severance	$1,815,952	$30,942	$30,942		$2,597,552
Value of Accelerated Share-Based Awards	662,771	—	2,180,163	(2)	2,180,163

Total	$2,478,723	$30,942	$2,211,105		$4,777,715

Michael T. Hagan

	Termination by Trust Not For Cause	Retirement		Death or Disability		Termination Within Six Months Before or Two Years Following a Change of Control
Cash Severance	$783,276	$296,296		$296,296		$2,672,169
Value of Accelerated Share-Based Awards	—	2,283,960	(3)	2,446,426	(3)	2,446,426

Total	$783,276	$2,580,256		$2,742,722		$5,118,595

Herman C. Fala

	Termination by Trust Not For Cause	Retirement		Death or Disability		Termination Within Six Months Before or Two Years Following a Change of Control
Cash Severance	$185,337	$84,745		$84,745		$1,821,408
Value of Accelerated Share-Based Awards	—	2,057,667	(4)	2,220,119	(4)	2,220,119

Total	$185,337	$2,142,412		$2,304,864		$4,041,527

(1)
This amount includes $4,433,961 representing the target value of 105,873 performance-based RSUs, and target value of dividends thereon, the actual payout of which will not be determined until the end of the award period, which would be subsequent to the termination date, and which may result in an actual payout ranging from zero shares to 250% of the target value.

(2)
This amount includes $1,573,180 representing the target value of 37,564 performance-based RSUs, and target value of dividends thereon, the actual payout of which will not be determined until the end of the award period, which would be subsequent to the termination date, and which may result in an actual payout ranging from zero shares to 200% of the target value.

(3)
This amount includes $1,484,855 representing the target value of 35,455 performance-based RSUs, and target value of dividends thereon, the actual payout of which will not be determined until the end of the award period, which would be subsequent to the termination date, and which may result in an actual payout ranging from zero shares to 200% of the target value.

(4)
This amount includes $1,371,738 representing the target value of 32,754 performance-based RSUs, and target value of dividends thereon, the actual payout of which will not be determined until the end of the award period, which would be subsequent to the termination date, and which may result in an actual payout ranging from zero shares to 200% of the target value.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Pursuant to Section 16(a) of the Exchange Act, the Company's executive officers and trustees, and persons beneficially owning more than 10% of the common shares, are required to file with the Securities and Exchange Commission reports of their initial ownership and changes in ownership of common shares. The Company believes that during 2018, its executive officers and trustees who were required to file reports under Section 16(a) complied with such requirements in all material respects, except that (i) a report on Form 4 of Ms. Morrissey regarding the withholding of common shares on February 27, 2018 in payment of taxes upon the vesting of restricted shares was filed on March 5, 2018 and (ii) a report on Form 4 of Mr. Buchholz regarding the exercise of options on April 26, 2018 and the sale on such date of the shares acquired upon exercise was filed on May 2, 2018.

TRUSTEE COMPENSATION

        The following table shows the compensation paid to the members of the Trust's Board of Trustees for the year ended December 31, 2018.

Name	Fees Earned or Paid in Cash	Share Awards(1)(2)	All Other Compensation	Total
Frederick F. Buchholz(3)	$42,750	$91,534		$134,284
Thomas C. DeLoach, Jr.	$85,500	$91,534	—	$177,034
Katherine E. Dietze	$95,500	$91,534	—	$187,034
Antonio F. Fernandez	$92,000	$91,534	—	$183,534
Daniel P. Garton	$115,500	$91,534	—	$207,034
Robert G. Gifford	$85,500	$91,534		$177,034
M. Leanne Lachman(3)	$41,000	$91,534		$132,534
David L. Lingerfelt	$85,500	$91,534	—	$177,034
Marguerite M. Nader	$80,750	$91,534	—	$172,284
Fredric J. Tomczyk	$97,000	$91,534	—	$188,534

(1)
The aggregate numbers of shares issuable upon the exercise of options to purchase shares for the current trustees outstanding as of December 31, 2018 are as follows: Mr. DeLoach (options to purchase 28,500 shares); Ms. Dietze (options to purchase 23,500 shares); and Mr. Garton (options to purchase 33,500 shares).

(2)
The grant date fair value of the share awards made to each of the non-employee trustees in 2018 was $39.78.

(3)
Retired from the Board at the 2018 Annual Meeting of Shareholders.

 PROPOSAL 3—RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Ernst & Young LLP has audited the Trust's financial statements since the Trust's inception. The Audit Committee of the Board of Trustees has selected Ernst & Young LLP as the Trust's independent registered public accounting firm for the fiscal year ending December 31, 2019.

        Representatives of Ernst & Young LLP are expected to be present at the Meeting. They will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Fees billed to the Trust by Ernst & Young LLP

        Ernst & Young was the Trust's independent registered public accounting firm for the fiscal years ended December 31, 2018 and 2017.

        Audit Fees.    Fees for audit services rendered to the Trust and the Operating Partnership by Ernst & Young LLP for the fiscal years ended December 31, 2018 and 2017 were $1,195,450 and $1,402,525, respectively. These services included (i) the audit of the Trust's and the Operating Partnership's annual financial statements and internal control over financial reporting, (ii) the reviews of the financial statements included in the Trust's and the Operating Partnership's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30 and (iii) consents on the Trust's and the Operating Partnership's Forms 8-K and S-3.

        Audit-Related Fees.    Fees for audit-related services that were reasonably related to the performance of the 2018 and 2017 audits or reviews of the financial statements of the Trust and the Operating Partnership and are not reported under the preceding paragraph totaled $3,000 for each year. These fees were for attest services relating to required reporting to the United States Environmental Protection Agency.

        Tax Fees.    Fees billed to the Trust and the Operating Partnership by Ernst & Young LLP during 2018 and 2017 for professional services rendered for tax compliance, tax advice and tax planning totaled $243,400 and $283,225, respectively.

        All Other Fees.    All other fees billed to the Trust and the Operating Partnership by Ernst & Young LLP during 2018 and 2017 were for audit and tax services on certain unconsolidated joint ventures during 2018 and 2017 equaling $470,250 and $425,000, respectively. These fees were paid by the respective joint venture partnerships.

        All audit, audit-related and tax services were pre-approved by the Audit Committee. The Audit and Non-Audit Services Pre-Approval Policy provides for (i) general pre-approval of certain specified services and (ii) specific pre-approval of all other permitted services, as well as proposed services exceeding pre-approved cost levels. The policy authorizes the Audit Committee to delegate pre-approval authority with respect to permitted services to one or more of its members.

        For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the Securities and Exchange Commission's rules on auditor independence. The Audit Committee will also consider whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Trust's business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Trust's ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor is necessarily determinative.

        Shareholder ratification of the selection of Ernst & Young LLP as the Trust's independent registered public accounting firm is not required by the Trust's Bylaws or any other applicable legal requirement. However, the Board of Trustees is submitting the selection of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee and the Board of Trustees will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board of Trustees at its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Trust and the shareholders.

        The Audit Committee has considered whether Ernst & Young LLP's provision of services other than professional services rendered for the audit and review of the Trust's annual financial statements is compatible with maintaining Ernst & Young LLP's independence, and has determined that it is so compatible.

Recommendation and Required Vote

        The Board of Trustees recommends a vote FOR ratification of Ernst & Young LLP as the Trust's independent registered public accounting firm for the fiscal year ending December 31, 2019. Ratification requires the affirmative vote of a majority of all the votes cast at the Meeting.

 POLICY FOR APPROVING RELATED PARTY TRANSACTIONS

        The Code of Conduct requires employees, officers, and trustees to bring promptly to the attention of our General Counsel any transaction or series of transactions that may result in a conflict of interest between that person and the Trust. Annually, independent Internal Auditors also solicit disclosure questionnaires from officers and trustees for review.

        Following any material disclosure, our General Counsel and Vice President of Internal Audit will review the relevant facts disclosed with the Chairman of our Audit Committee. After this review, the Chairman will determine whether the matter should be brought to the Audit Committee or the full Board of Trustees for approval. The Audit Committee or Board then reviews the (proposed) transaction(s) as specified under SEC Item 404 (Regulation S-K) and examines each such transaction for potential conflicts of interest and other improprieties. If a member of the Audit Committee or the Board is involved in the transaction, he or she will not participate in any of the discussions or decisions about the transaction. The transaction must be approved in advance whenever practicable, and if not practicable, must be ratified as promptly as practicable.

 REPORT OF THE AUDIT COMMITTEE

        The Audit Committee oversees the Trust's financial reporting process on behalf of the Board of Trustees. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Audit Committee is responsible for oversight of this function. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements and management's assessment of internal control over financial reporting in the Annual Report on Form 10-K for the fiscal year ended December 31, 2018, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        The Audit Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements in accordance with U.S. generally accepted accounting principles, the firm's judgments as to the quality, not just the acceptability, of the Trust's accounting principles and such other matters as are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board, including those required to be discussed with the Audit Committee by Auditing Standard No. 16 adopted by the Public Company Accounting Oversight Board. The Audit Committee has discussed with the independent registered public accounting firm the firm's independence from management and the Trust, including the matters in the written disclosures required by Independence Rule No. 3526, and has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Rule No. 3526. In addition, the Audit Committee has considered the effect of the independent registered public accounting firm's provision of non-audit services on the audit and considers such services compatible with the independent registered public accounting firm's maintenance of independence.

        The Audit Committee discussed with the Trust's internal auditors and the independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee pre-approved all audit and non-audit services provided by the independent registered public accounting firm in accordance with the Audit and Non-Audit Services Pre-Approval Policy adopted by the Audit Committee. The Audit Committee meets with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Trust's internal controls, and the overall quality of the Trust's financial reporting.

        The Audit Committee also approves the compensation and annual selection of the independent registered public accounting firm, and is involved in the selection of the accounting firm's lead engagement partner on the Company's account. The Audit Committee also considers both the accounting firm's tenure and impact of changing auditors when assessing whether to retain the current independent registered public accounting firm as its external auditor.

        During 2018, management completed the documentation, testing and evaluation of the Trust's system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and Ernst & Young LLP at each regularly scheduled Audit Committee meeting. At the conclusion of the process, management provided the Audit Committee with a report on the effectiveness of the Trust's internal control over financial reporting. The Audit Committee also reviewed the report of management contained in the Trust's Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the Securities and Exchange Commission, as well as Ernst & Young LLP's Reports of Independent Registered Public Accounting Firm (included in the Trust's Annual Report on Form 10-K) and reports related to its audits of the consolidated financial statements and the effectiveness of internal control over financial reporting. The Audit Committee continues to oversee the Trust's efforts related to its internal control over financial reporting and management's preparations for the evaluation in fiscal 2019.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Trustees (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the Securities and Exchange Commission.

Audit Committee

Fredric J. Tomczyk (Chair)
Daniel P. Garton (ex officio)
Thomas C. DeLoach, Jr.
Katherine E. Dietze
Robert G. Gifford
David L. Lingerfelt

        The Report of the Audit Committee shall not be deemed incorporated by reference by any general statement that incorporates by reference any portion of this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except to the extent that the Trust specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

REPORT OF THE CORPORATE GOVERNANCE
AND NOMINATING COMMITTEE

        The Corporate Governance and Nominating Committee meets to address matters regarding corporate governance and makes recommendations to the Board regarding nominees for positions on the Board.

        The Corporate Governance and Nominating Committee has developed and the Board has adopted the Trust's corporate governance guidelines, which are posted under the "Investors" section of the Trust's web site at www.libertyproperty.com. Copies are also available without charge at the written request of any shareholder of the Trust. Such requests should be directed to the Vice President of Investor Relations at the address of the Trust appearing on the Notice of Annual Meeting that accompanies this proxy statement.

Corporate Governance and Nominating Committee(1)

Katherine E. Dietze (Chair)
Daniel P. Garton (ex officio)
Thomas C. DeLoach, Jr.
Antonio F. Fernandez
Robert G. Gifford
Marguerite M. Nader

(1)
Mr. Raiman was appointed to the Corporate Governance and Nominating Committee after it issued the above report and did not participate therein.

        The Report of the Corporate Governance and Nominating Committee shall not be deemed incorporated by reference by any general statement that incorporates by reference any portion of this proxy statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Trust specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

 REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee oversees the Trust's executive compensation process on behalf of the Board of Trustees. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis.

        In reliance on the reviews and discussions referred to above, the Compensation Committee recommended to the Board of Trustees (and the Board has approved) that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee(1)

Antonio F. Fernandez (Chair)
Daniel P. Garton (ex officio)
David L. Lingerfelt
Marguerite M. Nader
Fredric J. Tomczyk

(1)
Mr. Raiman was appointed to the Compensation Committee after it issued the above report and did not participate therein.

Compensation Committee Interlocks and Insider Participation

        None of the members of the Compensation Committee was an officer or employee of the Trust or its subsidiaries during 2018, was formerly an officer of the Trust or its subsidiaries, or had any relationship with the Trust other than as trustee since the beginning of 2018 that requires disclosure under applicable Securities and Exchange Commission regulations.

 MATTERS RELATED TO RISK

The Board's Role in Risk Oversight

        The Board's role in the Trust's risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Trust, including operational, financial, legal and regulatory and strategic risks. The Board also works to oversee risk through its consideration and authorization of significant matters, such as major strategic, operational and financial initiatives and its oversight of management's implementation of those initiatives.

        In particular, the Audit Committee is tasked pursuant to its charter to "discuss with management the Company's major policies with respect to risk assessment and risk management." As appropriate, the Chair of the Audit Committee reports to the full Board on the activities of the Audit Committee in this regard, allowing the Audit Committee and the full Board to coordinate their risk oversight activities.

        In its risk oversight capacity, the Board and the Audit Committee engage in various practices, including, without limitation:

  •
  review and consideration of reports and information provided by management to the Board and its committees on topics relating to the risks that the Trust faces, including, without limitation, the conditions in markets in which the Trust operations or is considering operating, tenant concentrations and credit worthiness, leasing activity and expiration, the status of current and anticipated development projects, compliance with debt covenants, management of debt maturities, access to debt and equity capital markets, potential risks relating to data breaches and cybersecurity, existing and potential legal claims against the Trust and various other matters relating to the Trust's business;

  •
  the required approval by the Board or the applicable committee of the Board of significant transactions and other decisions, including, among others, material acquisitions and dispositions of properties, development projects and new borrowings;

  •
  the direct oversight of specific areas of the Trust's business by the Compensation, Audit and Corporate Governance and Nominating Committees; and

  •
  review and consideration of reports from and information provided by the Trust's auditors and other outside consultants regarding various areas of potential risk, including, among others, those relating to the Trust's compensation practices, qualification of the Trust as a REIT for tax purposes and the Trust's internal control over financial reporting.

        The Audit Committee is specifically responsible for discussing the guidelines and policies that govern the process by which the Trust's exposure to risk is assessed by management. As part of this process, the Audit Committee regularly assesses risks faced by the Trust in a manner designed to identify and analyze risks to achieving the Trust's business objectives. The results of these risk assessments are then discussed with management. In addition, as one component of the Trust's anti-fraud program, the Trust, under the supervision of the Audit Committee, established a hotline (administered by an independent third-party consultant) available to all employees for the anonymous and confidential submission of complaints relating to any matter to encourage employees to report questionable activities directly to our senior management and the Audit Committee.

Risk Considerations in our Compensation Program

        Our Compensation Committee has considered the concept of risk as it relates to our compensation program. While behavior that may result in inappropriate risk taking cannot necessarily be prevented by the structure of compensation practices, we believe that our compensation policies or practices do not create risks that are reasonably likely to have a material adverse effect on us. In our

"Compensation Discussion and Analysis," we discuss in general the compensation policies and practices that are applicable to our named executive officers. We believe that because these policies and practices, as well as the policy and practices utilized with respect to our more senior employees, incorporate variable compensation elements that focus on our overall financial performance, our individual employees are incentivized to act in furtherance of our overall corporate goals. We also have in place various operational controls, such as senior management review of significant leases and contracts, that we believe would aid in preventing the implementation of risky business arrangements.

        Compensation to our executive officers and senior employees is comprised of both fixed and incentive-based elements. The fixed compensation (i.e., regular salary) provides reliable, foreseeable income that mitigates the focus of our employees on the immediate financial performance of our company or its stock price, encouraging them to make decisions in our best long-term interests. The incentive components are designed to be sensitive to both our short- and long-term performance and stock price. In combination, we believe that our compensation structures do not encourage our officers and employees to take unnecessary or excessive risks in performing their duties. Contributing to this belief is the fact that our compensation program has been structured substantially as it is now for a number of years, with occasional minor modifications to conform to changing industry-wide best practices, and we have seen no evidence that it encourages unnecessary or excessive risk taking.

 PROPOSALS OF SECURITY HOLDERS

        All proposals of any shareholder of the Trust that such shareholder wishes to be presented at the 2020 Annual Meeting of Shareholders and included in the proxy statement and form of proxy prepared for that meeting must be received by the Trust at its principal executive offices no later than December 28, 2019 to be considered for inclusion in such proxy statement and form of proxy. Any such proposal must be submitted in writing to the Secretary of the Trust at the address appearing on the notice accompanying this proxy statement. A proposal which does not comply with the applicable requirements of Rule 14a-8 under the Exchange Act will not be included in management's proxy soliciting material for the 2020 Annual Meeting of Shareholders.

        A shareholder of the Trust may wish to have a proposal presented at the 2020 Annual Meeting of Shareholders, but not to have such proposal included in the Trust's proxy statement and form of proxy relating to that meeting. Pursuant to Section 13(a)(2) of Article II of the Trust's By-laws, notice of any such proposal must be received by the Trust between February 29, 2020 and March 30, 2020. If it is not received during this period, such proposal shall be deemed "untimely" for purposes of Rule 14a-4(c) under the Exchange Act, and, therefore, the proxies will have the right to exercise discretionary voting authority with respect to such proposal. Any such proposal must be submitted in writing to the Secretary of the Trust at the address appearing on the notice accompanying this proxy statement.

SOLICITATION OF PROXIES

        The cost of the solicitation of proxies will be borne by the Trust. In addition to the use of the mail, solicitations may be made by telephone and personal interviews by officers, trustees and regularly engaged employees of the Trust. The Trust has engaged Innisfree M&A Incorporated to distribute the Trust's shareholder materials and solicit proxies. The Trust has agreed to pay a fee of approximately $20,000 for such services and to reimburse the solicitor for all reasonable disbursements. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward this proxy statement to the beneficial owners of the shares held of record by such persons, and the Trust will reimburse them for their charges and expenses in this connection.

ANNUAL REPORT ON FORM 10-K

        The Trust will provide without charge to each person solicited by this proxy statement, at the written request of any such person, a copy of the Trust's Annual Report on Form 10-K (including the financial statements and the schedules thereto) as filed with the Securities and Exchange Commission for its most recent fiscal year. Such written requests should be directed to the Vice President of Investor Relations at the address of the Trust appearing on the Notice of Annual Meeting that accompanies this proxy statement.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

        Certain banks, brokers, broker-dealers and other similar organizations acting as nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of this proxy statement and the Trust's 2018 Annual Report on Form 10-K may have been sent to multiple shareholders in your household. If you would prefer to receive separate copies of a proxy statement or annual report for other shareholders in your household, either now or in the future, please contact your bank, broker, broker-dealer or other similar organization serving as your nominee.

        Upon written or oral request to Vice President of Investor Relations at the address of the Trust appearing on the Notice of Annual Meeting that accompanies this proxy statement, or via telephone to the Investor Relations department at 610-648-1710, the Trust will promptly provide separate copies of the 2018 Annual Report on Form 10-K and/or this proxy statement. Shareholders sharing an address who are receiving multiple copies of this proxy statement and/or the 2018 Annual Report on Form 10-K and who wish to receive a single copy of these materials in the future will need to contact their bank, broker, broker-dealer or other similar organization serving as their nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

Annex A

        PROXY

LIBERTY PROPERTY TRUST

650 East Swedesford Road
Wayne, Pennsylvania 19087

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

        The undersigned shareholder of LIBERTY PROPERTY TRUST (the "Trust" or the "Company") hereby appoints William P. Hankowsky and Herman C. Fala, and each of them acting individually, as the attorney and proxy of the undersigned, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all shares of beneficial interest of the Trust which the undersigned would be entitled to vote if personally present at the annual meeting of shareholders of the Trust to be held on May 29, 2019, at 10:00 a.m. local time at The Logan Hotel, One Logan Square, Philadelphia, PA 19103 and any adjournment or postponement thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side. The Board of Trustees recommends a vote FOR all of the nominees of the Board of Trustees in the election of trustees, FOR approval of the advisory vote to approve the compensation of the Trust's named executive officers, and FOR ratification of the selection of Ernst & Young LLP as the Trust's independent registered public accounting firm for 2019.

SEE REVERSE SIDE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

☒    Please mark votes as in this example.

        This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted "FOR" all of the nominees of the Board of Trustees in the election of trustees, "FOR" approval of the advisory vote to approve the compensation of the Trust's named executive officers, "FOR" ratification of the selection of Ernst & Young LLP as the Trust's independent registered public accounting firm for 2019. This proxy also delegates discretionary authority to vote with respect to any other business that may properly come before the meeting or any adjournment or postponement thereof.

Important Notice Regarding the Availability of
Proxy Materials for the Annual Meeting of Shareholders to be Held on May 29, 2019

        This proxy statement and our 2018 annual report to shareholders are available at www.libertyproperty.com in the "Investors" section.

1.
Election of ten trustees to hold office until 2020.

Nominees:	(01) Thomas C. DeLoach, Jr., (02) Katherine E. Dietze, (03) Antonio F. Fernandez, (04) Daniel P. Garton, (05) Robert G. Gifford, (06) William P. Hankowsky, (07) David L. Lingerfelt, (08) Marguerite M. Nader, (09) Lawrence D. Raiman and (10) Fredric J. Tomczyk
	FOR ☐	WITHHELD ☐

FOR ALL NOMINEES, EXCEPT AS NOTED ABOVE.
2.
Advisory vote to approve the compensation of the Trust's named executive officers.

FOR ☐	AGAINST ☐	ABSTAIN ☐
3.
Approval of the proposal to ratify the selection of Ernst & Young LLP as the Trust's independent registered public accounting firm for 2019.

FOR ☐	AGAINST ☐	ABSTAIN ☐

MARK HERE
FOR ADDRESS	☐
CHANGE AND
NOTE AT LEFT

The undersigned hereby acknowledges receipt of the notice of annual meeting, the proxy statement furnished in connection therewith and the annual report to shareholders and hereby ratifies all that the said attorneys and proxies may do by virtue hereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature:                                    Date:                         Signature:                                     Date: